As filed with the Securities and Exchange Commission on November 2, 2021

File No. 024-____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

FEARLESS FILMS, INC.

(Exact name of issuer as specified in its charter)

Nevada	7812	33-0921357
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

467 Edgeley Blvd., Unit 2, Concord, ON L4K 4E9

(888) 928-0184

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Victor Altomare

c/o Fearless Films, Inc.

467 Edgeley Blvd., Unit 2, Concord, ONT L4K 4E9 Canada

(888) 928-0184

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Philip Magri, Esq.

Carmel, Milazzo & Feil LLP

55 West 39th Street, 18th Floor

New York, NY 10018

Phone: 212-658-0458

Fax: 646-838-1314

PART II—INFORMATION REQUIRED IN OFFERING CIRCULAR

PRELIMINARY OFFERING CIRCULAR–SUBJECT TO COMPLETION

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “Commission”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or a solicitation of an offer to buy or sell any of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED NOVEMBER 2, 2021

FEARLESS FILMS, INC.

467 Edgeley Blvd., Unit 2

Concord, ON L4K 4E9

(888) 928-0184

Maximum Offering: $10,000,000

Fearless Films, Inc., a Nevada corporation (the “Company,” “we,” or “our”), is offering up to 142,857,143 units (the “Units”) at an offering price between $0.07 and $0.11 per Unit, up to $10,000,000 (the “Maximum Offering”) on a “best efforts” basis (the “Offering”). Each Unit consists of one share (a “Common Share”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company and one warrant (the “Warrant”). Each Warrant is exercisable for one share of Common Stock for a purchase price between $0.13 - $0.17 per share (the “Exercise Price”), subject to certain adjustments, from the date of issuance until the 18th month anniversary date of the date of issuance (the “Warrant Share”). The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Common Shares and the Warrants comprising the Units are immediately separable and will be issued separately in this Offering.

The Company’s Common Stock is listed on the OTC Pinks under the symbol “FERL.” The closing price of our Common Stock on November 1, 2021 was approximately $0.07 per share.

We currently estimate that the offering price will be between $0.07 and $0.11 per Unit (the “Offering Price”) and the exercise price per Warrant will be between $0.13 and $0.17 (the “Exercise Price”). The Offering Price range and Exercise Price range were determined by management in order to attract investors in this Offering and is based on a discount to the trading price of our Common Stock on the OTC Markets over the past six months, taking into account trading volume, price range, volume weighted average pricing and other factors. The price range also reflects prices at which we believe we can sell such Units in a timely manner, and is not based on book value, assets, earnings or any other recognizable standard of value. The Company will determine the final Offering Price and the Exercise Price after the qualification of the offering statement of which this Offering Circular forms a part, and the Company will sell the Units and Warrants in this Offering at the fixed prices for the duration of the Offering. See “Plan of Distribution.”

We are selling our Units through a Tier 2 offering pursuant to Regulation A (Regulation A+) under the Securities Act of 1933, as amended (the “Securities Act”), and we intend to sell the Units either directly to investors or through registered broker-dealers who are paid commissions. The Company has engaged Dalmore Group, LLC, a New York limited liability company and FINRA/SIPC registered broker-dealer (“Dalmore”), to provide broker-dealer services in connection with this Offering. We expect to commence the sale of the Units within two calendar days of the date on which the Offering Statement of which this Offering Circular is qualified (the “Qualification Date”) by the Securities and Exchange Commission (the “SEC”). The Offering will terminate on the earlier of (i) the first year anniversary after the Qualification Date; (ii) the date on which the Maximum Offering is sold, or (iii) when the board of directors of the Company elects to terminate the offering (in each such case, the “Termination Date”). There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin utilizing the first proceeds we receive from the Offering toward our business strategy, offering expenses, working capital and general corporate purposes, and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular. The minimum investment amount for an investor is $300; however, we reserve the right to waive this minimum in the sole discretion of our management.

No Escrow

There is no escrow established for this Offering. We will receive subscriptions through prospective investors’ submissions of subscription agreements (“Subscription Agreements”), which will include investor qualification questionnaires. We will provide instructions for payment/funding of the investment only to those investors from whom we have received completed Subscription Agreements, and only after review and acceptance of such Subscription Agreements. Funds received from individuals or entities seeking to invest with respect to which we have not received or accepted Subscription Agreements will be returned to such individuals or entities and any intended investment will be considered null and void ab initio. We will hold closings upon the receipt and acceptance of investors’ Subscription Agreements and receipt of invested funds by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales until the Termination Date.

Investing in our securities involve a high degree of risk. These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” starting on page 1 for a discussion of certain risks that you should consider in connection with an investment in our securities.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to the Public(1)		Selling Agents’ Discounts and Commissions (2)		Proceeds to the Company
Per Unit (each Unit Consisting of One Common Share and One Warrant)		$0.11		$0.01		$0.10
Shares of Common Stock issuable upon the exercise of the Warrants underlying the Units		$0.17		$0.00		$0.17
Total Minimum	$	N/A	$	N/A	$	N/A
Total Maximum (2)		$40,000,000		$1,428,571		$24,545,454

(1)	Assumes the maximum of the Offering Price range of the Units and the Exercise Price range for the Warrants pursuant to Instruction 1(j) to Form 1-A and Rule 251(a) of Regulation A. The minimum investment amount for each subscription is $300; however, we reserve the right to accept lesser amounts in our sole discretion.

(2)	The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time set up fee and consulting fee payable by the Company to Dalmore. Dalmore will also be providing certain administrative and compliance related functions in connection with this Offering. See “Plan of Distribution” for details.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular contains all of the representations by us concerning this Offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this Offering Circular. Sale of our Units will commence on approximately two days after the date the Offering Statement, of which this Offering Circular is a part, is qualified by the SEC.

We are a “smaller reporting company” within the meaning of Rule 405 and are following the Form S-1 disclosure requirements for smaller reporting companies. This Offering Circular is intended to provide the information required by Part I of Form S-1. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

The date of this Offering Circular is ___________, 202__.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company intends that such forward-looking statements be subject to the safe harbor created thereby. These might include statements regarding the Company’s future plans, targets, estimates, assumptions, financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about research and development efforts, including, but not limited to, preclinical and clinical research design, execution, timing, costs and results, future product demand, supply, manufacturing, costs, marketing and pricing factors.

In some cases, forward-looking statements may be identified by words including “assumes,” “could,” “ongoing,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” “anticipates,” “believes,” “intends,” “estimates,” “expects,” “plans,” “contemplates,” “targets,” “continues,” “budgets,” “may,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words, and such statements may include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our Company; the need for, and availability of, additional financing. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this Offering Circular.

Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our Company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).

You should read these risk factors and the other cautionary statements made in the Company’s filings as being applicable to all related forward-looking statements wherever they appear in this Offering Circular. We cannot assure you that the forward-looking statements in this Offering Circular will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements. You should read this Offering Circular completely. Other than as required by law, we undertake no obligation to update or revise these forward-looking statements, even though our situation may change in the future.

We caution investors not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described in this Offering Circular, as well as others that we may consider immaterial or do not anticipate at this time. These forward-looking statements are based on assumptions regarding the Company’s business and technology, which involve judgments with respect to, among other things, future scientific, economic, regulatory and competitive conditions, collaborations with third parties, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. Our expectations reflected in our forward-looking statements can be affected by inaccurate assumptions that we might make or by known or unknown risks and uncertainties, including those described in this Offering Circular. These risks and uncertainties are not exclusive and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time.

Forward-looking statements speak only as of the date they are made. The Company does not undertake and specifically declines any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments. We advise investors to consult any further disclosures we may make on related subjects in our annual reports on Form 10-K and other reports that we file with or furnish to the SEC.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our Common Stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms “we,” “us” and “our” refer and relate to Fearless Films, Inc., a Nevada corporation, and its wholly-owned subsidiary, Fearless Films (Canada).

Our Business

Fearless Films, Inc., a Nevada corporation, is a provider of professional services for short film and full-length feature film productions. We offer services ranging from directing and creative directing through post-production and fulfillment. We operate our business though our wholly-owned subsidiary, Fearless Films Inc. (Ontario, Canada) (hereinafter “Fearless Films (Canada)”), an independent full-service production company founded by actor/producer Victor Altomare, together with writer/director Goran Kalezic. In addition to short film and feature film productions, our services extend to script writing, copywriting, fulfillment and distribution. Since its inception, our subsidiary has been an independent producer and participant at film industry festivals. Fearless Films (Canada) has also participated in the production of more than ten films and a pilot television series, “My Ciccio Show,” that is being made for purchase.

Our current sales efforts are geared towards directors, writers, and people in need of post-production and distribution/fulfillment. We plan to become developers, financiers, producers and distributors of motion pictures and related entertainment products. Initial capitalization has been through the acquisition of assets from our controlling stockholder, commercial video work, and the proceeds from promissory notes. In the future, we plan to produce complete motion pictures and related entertainment products.

We are in the early stage of developing our business plan and, to date, we have not generated any revenues from current business operations. Due to a lack of adequate financing, we have curtailed operations until we are able to secure necessary funds to fully implement our business plan. Current business activities have been limited to seeking strategic relationships, acquiring new clients and promoting services.

Our Strategy

Our strategy has two elements: (i) utilize our current connections and skills to build a revenue-producing film services business, and (ii) become an independent producer of television and movie content.

Our current business is focused on providing video production services to professional video production companies. Video projects are divided into four parts: (i) pre-production, (ii) production, (iii) post-production and (iv) distribution. During pre-production, the client describes the need and the purpose of the production. We will then handle everything from directing and creative directing all the way through post-production and fulfillment, depending on the needs of the client. Our services include Video, TV and film production; talent selection; distribution; animation and special effects; editing; sound mixing; creative writing; and a full range of post-production services.

Our marketing strategy includes a diverse range of promotional communications. Our primary marketing channel is professional networking, using management’s existing industry connections. A key component of our marketing strategy is to seek alliances with video companies that have industry credibility, presence, and distribution. Our networking efforts include attending trade shows, meetings, seminars and industry events. We also use our website for marketing to attract customers and promote and distribute our products. We intend to add online marketing, including advertising, links from Internet directories to our website, referrals from blogs, and Search Engine Optimization (SEO) to have Fearless Films show near the top of the list of relevant Internet searches.

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COVID-19 Pandemic

The novel strain of the coronavirus (COVID-19) has spread globally and has resulted in authorities imposing, and businesses and individuals implementing, numerous unprecedented measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter-in-place/stay-at-home and social distancing orders, and shutdowns.

The occurrence of the COVID-19 pandemic may negatively affect our business, financial condition and results of operations. We are in the early stages of developing our business plan of building a revenue-producing film service business and becoming an independent producer of television and movie content. Because our business is customer driven, our revenue requirements will be reviewed and adjusted based on future revenues. Expenses associated with operating as a public company are included in management’s budget. The occurrence of an uncontrollable event such as the COVID-19 pandemic is likely to negatively affect our operations. A pandemic such as COVID-19 can result in social distancing, travel bans and quarantines, which can lead to limited access to customers, management, support staff, consultants and professional advisors. These, in turn, will not only impact our operations, financial condition and demand for our services and products, but our overall ability to react timely to mitigate the impact of the event. It may also substantially hamper our efforts to provide investors with timely information and our ability to comply with filing obligations with the SEC.

Risks Associated with Our Business

Our business is subject to many risks, as more fully described in the section titled “Risk Factors” starting on page 1 of this Offering Circular. You should read and carefully consider these risks, together with the risks set forth under the section titled “Risk Factors” and all of the other information in this Offering Circular, including the financial statements and the related notes included elsewhere in this Offering Circular, before deciding whether to invest in our securities. If any of the risks discussed in this Offering Circular actually occur, our business, financial condition or operating results could be materially and adversely affected. In particular, such risks include, but are not limited to, the following:

●	Our business is subject to risks arising from epidemic diseases, such as the COVID-19 pandemic.

●	As a result of our current negative net worth, lack of cash and other liquid resources, the magnitude of our liabilities and the difficulties we have historically experienced raising capital, we and our auditors have expressed substantial doubt regarding our ability to continue as a “going concern.”

●	We have identified several material weaknesses in our internal financial controls and reporting processes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 that have not been remediated.

●	Raising additional capital may cause dilution to our stockholders.

●	Our ability to protect our intellectual property form infringement by third parties or to defend ourselves from any claims of infringement.

●	Our Common Stock is not listed on a national securities exchange and is considered a “penny stock,” with a low market capitalization, all of which makes it more difficult for our stock to trade in the financial markets, for research analysts at securities brokerage firms to write research reports about us, for investment banks to contract with us for services, and ultimately making it difficult for us to obtain necessary capital required to execute our business plan, which could restrict our ability to continue as a going concern and to grow.

●	Our directors, executive officers and significant stockholders have substantial control over us and could limit stockholders’ ability to influence the outcome of key transactions, including changes of control.

●	The Company has the ability to issue series of preferred stock with rights and privileges as established by the board of directors and without stockholder consent. This may be used to prevent certain actions, including but not limited to, changes of control.

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Corporate History

Fearless Films, Inc. was incorporated as MYG Corp. in the State of Nevada on July 6, 2000. We subsequently underwent name changes to BisAssist, Inc. on December 21, 2000, to Cody Ventures Corporation on October 11, 2004, and to Paw4mance Pet Products International, Inc. on April 7, 2011. On September 26, 2014, we changed our name to Fearless Films, Inc. in anticipation of the acquisition of Fearless Films (Canada). On November 14, 2014, the Company completed the acquisition of Fearless Films (Canada), which became a wholly-owned subsidiary of the Company.

Company Information

Our principal executive offices are located at 467 Edgeley Blvd., Unit 2, Concord, ONT L4K 4E9 Canada and our telephone number is (888) 928-0184. Our website address is http://fearless.film. The contents of our website are not incorporated by reference in this Offering Circular.

Our Common Stock is quoted on the OTC Pinks under the symbol “FERL.” On December 8, 2020, we effected a reverse stock split of its issued and outstanding shares of Common Stock on a one share for ten share (1:10) basis. The reverse stock split was approved on October 26, 2020 unanimously by our board of directors and by a majority of our Common Stock voting power. Unless otherwise indicated, all references to our Common Stock in this Offering Circular has been adjusted to reflect the reverse stock split.

Implications of being an Emerging Growth Company

The JOBS Act provides that, so long as a company qualifies as an “emerging growth company,” it will, among other things:

●	Be exempted from the provisions of Section 404(b) of the Sarbanes-Oxley Act, requiring its independent registered public accounting firm to provide an attestation report on the effectiveness of its internal control over financial reporting;

●	be exempted from the “say on pay” and “say on golden parachute” advisory vote requirements of the Dodd-Frank Wall Street Reform and Customer Protection Act (the “Dodd-Frank Act”), and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer, and be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934; and

●	instead provide a reduced level of disclosure concerning executive compensation, and be exempted from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotations, or a supplement to the auditor’s report on the financial statements.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to take advantage of the benefits of this extended transition period and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

It should be noted that notwithstanding our status as an emerging growth company, we would be eligible for these exemptions because of our status as a “smaller reporting company” as defined by the Exchange Act.

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OFFERING SUMMARY

Securities Offered:	Up to 142,857,143 Units (the “Maximum Amount”), each Unit consisting of one share of Common Stock and one Warrant. Each Warrant will be exercisable for one share of Common Stock (“Warrant Shares”) for a purchase price between $0.13 and $0.17 per share (the “Exercise Price”), subject to certain adjustments, from the date of issuance until the 18th month anniversary date of the date of issuance.

Offering Price Per Unit (Range):	$0.07 to $0.11

Shares of Common Stock Outstanding Before Offering(1)(2):	33,895,157 shares of Common Stock as of the date of this Offering Circular.

Shares Outstanding After Offering(1)(3):

176,752,300 shares of Common Stock, assuming the Maximum Amount of Units are sold in this Offering and 319,609,443 shares if all of the Warrants underlying the Maximum Offering are exercised and based on $0.07 per share.

Minimum Number of Shares Offered:	There is no minimum offering hereunder for us to close on this offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales until the Termination Date.

Disparate Voting Rights:	Our Chief Executive Officer, President and Chairman, Victor Altomare, currently holds 90.4% of the outstanding voting equity stock of the Company and will maintain control of the Company after this Offering. See “Risk Factors — Our CEO and Chairman, Victor Altomare, has significant control over stockholder matters and the minority stockholders will have little or no control over our affairs.”

Investor Suitability Standards:	The Units are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors so long as their investment in the Units does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). See “Plan of Distribution–Investor Limitations.”

Termination Date:	This Offering will terminate at the earliest of (a) the date on which the Maximum Offering has been sold, (b) the date which is one year from this Offering being qualified by the SEC, and (c) the date on which this Offering is earlier terminated by us, in our sole discretion.

Use of Proceeds:	We will apply the proceeds of this Offering for (i) Production of “Young Gangsters of America” (“YGOA”) script; (ii) Distribution and marketing; (iii) Streaming media platform development and (iv) general and administrative expenses and working capital. See “Use of Proceeds.”

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Risk Factors:	An investment in the Units involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section starting on page 1 of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Units.

Dividends:	We do not intend to pay dividends on our Common Stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our Common Stock will receive cash, stock or other dividends on their shares of our Common Stock, until we have funds which our board of directors determines can be allocated to dividends.

Market for our Common Stock:	Our Common Stock is quoted in the over-the-counter market under the symbol “FERL” in the OTC Pink marketplace of OTC Link. There is no market for the Warrants underlying the Units in this Offering and none is intended to develop.

(1)	On December 8, 2020, we effected a reverse stock split of its issued and outstanding shares of Common Stock on a one share for ten share (1:10) basis. The reverse stock split was approved on October 26, 2020 unanimously by our board of directors and by a majority of our Common Stock voting power. All references to our Common Stock hereafter reflect the reverse stock split, unless otherwise noted.

(2)	Does not include:

●	10,000,000 shares of Common Stock issuable upon the conversion of 1,000,000 issued and outstanding shares of Series A Convertible Preferred Stock held by Victor Altomare, the Company’s Chairman, Chief Executive Officer and President. See “Description of Securities–Series A Preferred Stock.”

●	5,000,000 shares of Common Stock issuable upon the conversion of 500,000 issued and outstanding shares of Series B Convertible Preferred Stock. See “Description of Securities–Series B Preferred Stock.”

●	3,333,334 shares of Common Stock registered for resale by Crown Bridge Partners, Inc. See “Shares Eligible for Future Sale–Equity Purchase Agreement.”

(3)	Does not include:

●	Shares of Common Stock listed under footnote (2); and

●	Shares of Common Stock issuable upon the exercise of the Warrants underlying the Units sold in this Offering.

Continuing Reporting Requirements Under Regulation A

We are a reporting company under Section 12(g) of the Exchange Act and as a result, we are required to file periodic and other reports with the SEC, pursuant to the requirements of Section 13(a) of the Securities Exchange Act of 1934. Our continuing reporting obligations under Regulation A are deemed to be satisfied, as long as we comply with our Section 13(a) reporting requirements. As a Tier 2 issuer under Regulation A, we will file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this Offering.

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RISK FACTORS

An investment in the Units involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular before purchasing any of the Units. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements.

Risks Related to Our Business

Our business, results of operations and financial condition may be adversely impacted by the recent COVID-19 pandemic.

The novel strain of the coronavirus (COVID-19) has spread globally and has resulted in authorities imposing, and businesses and individuals implementing, numerous unprecedented measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter-in-place/stay-at-home and social distancing orders, and shutdowns.

The occurrence of the COVID-19 pandemic may negatively affect our business, financial condition and results of operations. We are in the early stages of developing our business plan of building a revenue-producing film service business and becoming an independent producer of television and movie content. Because our business is customer driven, our revenue requirements will be reviewed and adjusted based on future revenues. Expenses associated with operating as a public company are included in management’s budget. The occurrence of an uncontrollable event such as the COVID-19 pandemic is likely to negatively affect our operations. A pandemic such as COVID-19 can result in social distancing, travel bans and quarantines, which can lead to limited access to customers, management, support staff, consultants and professional advisors. These, in turn, will not only impact our operations, financial condition and demand for our services and products, but our overall ability to react timely to mitigate the impact of the event. It may also substantially hamper our efforts to provide investors with timely information and our ability to comply with filing obligations with the SEC.

Our auditors have expressed a going concern modification to their audit report.

The Company has incurred recurring losses from operations and as at June 30, 2021 and December 31, 2020 and had a working capital deficiency of $49,394 and $728,782 respectively and an accumulated deficit of $5,792,005 and $5,317,385, respectively. Our independent auditor’s report for the fiscal year ended December 31, 2020 states that the Company has recurring losses from operations, a working capital deficiency and an accumulated deficit that raise substantial doubt about our ability to continue as a going concern.

The Company’s continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance that the necessary debt or equity financing will be available or will be available on terms acceptable to the Company, if at all, in which case there may be substantial doubt that the Company will be able to meet its obligations. Should the Company be unable to realize its assets and discharge its liabilities in the normal course of business, the net realizable value of its assets may be materially less than the amounts recorded in the consolidated financial statements. The consolidated financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary should the Company be unable to continue in existence.

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We have a limited operating history and if we are unable to generate sufficient revenues to pay operating expenses in the future, our business may fail resulting in the loss of any money invested in our Common Stock.

We have a limited operating history and are yet to realize revenues from our current business endeavors. We face many of the risks and challenges associated with businesses in their early stages in a competitive business environment. There can be no assurance that management will be successful in creating professional video productions or marketing our various production services.

Because of our limited operating history, prospective investors are hindered in their evaluation of our business and prospects, on which to make an educated evaluation of an investment in our shares. Persons considering an investment in Fearless Films should be aware of the difficulties normally encountered by early development stage companies and the high rate of failure of such enterprises. We expect to incur significant expenses in order to accomplish our business plan. This includes an estimated $125,000 per year in legal, audit and compliance costs to maintain our registration with the SEC and our inclusion on the OTC Pinks. Prospective investors should be aware of the difficulties, delays and expenses normally encountered by a company in the early stage of development, many of which are beyond our control. In addition, there is no guarantee that we will become fully operational and we expect to incur increased operating expenses without realizing any significant revenue in the immediate future. Accordingly, if we are unable to generate sufficient revenue from selling professional video production services, resulting in significant losses in the immediate future, we may not be able to continue operations.

As with any company in the early stage of development, an investment in our Common Stock is considered high-risk and you could lose your entire investment.

We expect to incur significant expenses to fully implement our business plan, including, but not limited to, legal, audit and compliance costs in connection our periodic and current reports filed with the SEC and maintaining the inclusion of our shares on the OTC Markets. As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in the development stage, many of which are beyond our control. Some of these costs include unanticipated developmental expenses, employment costs, advertising and marketing expenses and inventory costs. We cannot provide assurance to investors that our current business plan described herein will fully materialize or prove successful. Due to the highly competitive industry in which we are engaged, we may not obtain enough customers to sustain our business.

The completion of our business plan is subject to great uncertainty.

Our business plan contemplates becoming a provider of professional services for short film and full-length feature film productions. We expect our services to include script writing, copywriting, fulfillment and distribution. The successful completion of this plan depends, among other factors, upon the raising sufficient capital, securing promising assets and film properties, and employing qualified and experienced personnel. There is no assurance that this business plan can be successfully completed.

If we are unable to raise enough capital in this Offering or obtain additional financing, we may not be able to fulfill our business plan.

At June 30, 2021, we had $5,007 (unaudited) cash on hand. Our entire business plan, including our ability to conduct manufacturing, marketing, generate sales and further develop products, are entirely dependent upon adequate financing. These capital expenditures are intended to be funded from third party sources, the incurrence of debt and/or the sale of additional equity securities, including to Crown Bridge Partners under our Equity Line. The incurrence of debt creates additional financial leverage and therefore an increase in the financial risk of the Company’s operations. The sale of additional equity securities will be dilutive to the interests of current equity holders. In addition, there can be no assurance that such additional financing, whether debt or equity, will be available to the Company or that it will be available on acceptable commercial terms. Any inability to secure such additional financing on appropriate terms could have a materially adverse impact on the business, financial condition and operating results of the Company.

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We have competition for our market share which could harm our sales.

We participate in the motion picture production industry which is highly competitive for a relatively limited customer base. The Company faces intense competition from its competitors, customers and other companies throughout the industry. Any failure on the Company’s part to hire, train and retain a sufficient number of qualified professionals could impair the business of the Company.

Our CEO and Chairman, Victor Altomare, has significant control over stockholder matters and the minority stockholders will have little or no control over our affairs.

Victor Altomare currently owns 100% of the 1,000,000 outstanding Series A Preferred Stock which entitles him to 100 votes per share of Series A Preferred Stock, and together with his ownership of 21,093,420 shares Common Stock, Mr. Altomare holds 90.4% of the voting power of our outstanding voting equity. Subject to any fiduciary duties owed to our other stockholders under Nevada law, Mr. Altomare is able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have some control over our management and policies. Mr. Altomare may have interests that are different from yours. For example, Mr. Altomare may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of our Company or otherwise discourage a potential acquirer from attempting to obtain control of our Company, which in turn could reduce the price of our stock. In addition, Mr. Altomare could use his voting influence to maintain our existing management and directors in office, delay or prevent changes in control of our Company, or support or reject other management and board proposals that are subject to stockholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our Company and it may affect the market price of our Common Stock.

We rely on experienced personnel and, if we are unable to retain or motivate key personnel or hire additional qualified personnel, we may not be able to grow our business effectively or at all.

The future success of our business is highly dependent on the services and decisions of Victor Altomare, our Chairman, Chief Executive Officer and President. The loss of Mr. Altomare’s services would have a material adverse effect on our business, financial condition and results of operations. We are also dependent on our ability attract and retain additional highly qualified personnel with experience in technical, production, marketing and post-production contract work. We must compete for qualified individuals with numerous video, theatrical and production companies. Competition for such individuals is intense. There is no assurance that we can identify, hire, develop, motivate and retain such personnel, which could have a material adverse effect on our business, operating results and financial condition.

We have entered into a consulting agreement with Victor Altomare, effective as of January 1, 2019. The consulting agreement has an indefinite term, which can be terminated by either party with a requisite 180 days’ written notice to the other party, or at any time by mutual agreement. Mr. Altomare is to receive $5,000 per month and reimbursed for certain out-of-pocket business expenses. The Company contains confidentiality and non-interference terms but does not contain a non-competition clause which would prevent Mr. Altomare from competing with us.

If the Company is unable to fulfill the terms of our consulting agreement with Mr. Altomare, we may not be able to retain his services, which would have an adverse effect on our operations and financial condition.

To date we have not generated revenues from current business operations and we have additional capital requirements to continue operations. If we are unable to secure additional capital on favorable terms or at all, our ability to run our business will be significantly impaired.

As of the date of this Offering Circular, we have limited working capital. If we are unsuccessful in securing additional funding, it may be impossible to fulfill our business plan, expand operations or maintain our viability. Except for the Equity Line with Crown Bridge Partners, we currently have no other definitive plans, agreements or arrangements to raise capital in the immediate future. There can be no assurance that we will be able to secure necessary future financing, either equity or debt, on favorable terms or at all, which could cause our business to fail.

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Our contemplated projects may not be accepted by distributors and/or the marketplace and our business may fail as a direct result of such lack of market acceptance.

The ultimate profitability of any project, service or product we offer, depends upon its ultimate audience appeal in relation to the cost of its production and distribution. The audience appeal of a given concept depends, among other things, on unpredictable critical reviews and changing public tastes, and such appeal cannot be anticipated with certainty. If certain segments of the viewing public do not like, are not willing to pay for, or otherwise do not approve of our productions, our business may fail.

Cost overruns could affect our results of operations and may cause the failure of our business.

The costs of completing projects are often underestimated and may be increased by factors beyond our control. Such factors may include weather conditions, illness of technical and artistic personnel, labor disputes, governmental regulations, equipment breakdowns and other production disruptions. While we intend to engage production personnel who have demonstrated abilities to complete projects within assigned budgets, the risk of a project running over budget is always significant and may have a substantial adverse impact on our future profitability.

We do not intend to use unionized labor or seek to have our projects backed by completion bonds.

Our business plan is based on our position as a video production services company. As part of our plan, we initially intend to use only nonunion talent and service providers. We believe that although this may save costs, it may limit the availability of talent and service providers, because many “big name” actors and established service providers have significant limitations on their ability to work on nonunion projects. Accordingly, this may limit the potential audience that bigger names might bring to a project. Also, we do not intend to use completion bonds to ensure our projects are completed on time or on budget. This would mean that there might not be a third party to take over a project if it is not completed on time or on budget. If we underestimate costs or timing of a project, it may not be economically viable to complete the project, which could result in significant losses to the Company and to investors in our stock.

Our business could be adversely affected by economic developments in the video and entertainment industries and/or the economy in general.

Our business of providing video production services is highly competitive. It is also partially dependent on the availability of potential viable projects and necessary funding to successfully complete such projects. Accordingly, we will need to locate promising projects and be able to secure necessary funding, in what may be uncertain markets. We are therefore susceptible to not only the economics of the entertainment business, but also the economy in general. Any significant downturn in the market or in general economic conditions would likely negatively affect our business and your investment in our Common Stock.

Future growth and development of operations will depend on acceptance of our business plan. If services and projects are not deemed desirable and suitable for purchase and we cannot establish a viable customer base, we may not be able to generate future revenues. This would result in a failure of our business and a loss of any investment one makes in our shares.

The acceptance of the Company’s video production services by customers is critically important to our success. We cannot be certain that our offered services will be appealing to prospective customers and, as a result, there may not be a demand for these services. This would likely limit future sales and we may never realize significant revenues. We intend to offer our services to video and entertainment professionals through networking and existing industry connections. There is no guarantee that interest in our services will develop, which could adversely affect our future business and revenues.

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If sufficient demand for our services does not materialize, our business would be materially affected, which could result in the loss of your entire investment.

Demand for our services depends on many factors, including:

●	the number of customers we can attract and retain over time;

●	the economy in general and, in periods of rapidly declining economic conditions, customers may defer services, such as ours, to pay their own debts to remain solvent;

●	the competitive environment in the video production markets may force us to reduce prices below desired pricing level or increase promotional spending; and

●	the ability to anticipate changes in user preferences and to meet customers’ needs in a timely, cost-effective manner.

All these factors could result in immediate and longer-term declines in demand for our offered services, which could adversely affect our sales, cash flows and overall financial condition. As a result, an investor could lose his or her entire investment.

Our future success depends on our ability to develop services, products and projects and to sell them to distribution channels. The inability to establish distribution channels, may severely limit our growth prospects.

Our business success is completely dependent on our ability to successfully develop services, products and projects and secure viable distribution channels. Revenues derived therefrom will represent vital funds necessary for our continued operations. The loss or damage of any of our business relationships and/or revenues derived therefrom, will result in the inability to market our services, products and projects.

Competition in markets in which we operate is extensive and varied and our competitors are mostly larger and more established than we are.

Our business and the industry in which we operate are subject to extreme competition. There can be no guarantee that we can develop or sustain a market position or expand our business to successfully compete with other larger and more established companies. We anticipate the intensity of future competition will increase.

We compete with many entities in providing similar services to prospective customers. Such competitor entities include: (i) a variety of large nationwide businesses engaged in the video production services industry, including but not limited to companies that have established loyal customer bases over several decades; (ii) video hardware and software companies that have an established customer base, have the same or a similar business plan as we do, and may be looking to expand nationwide; and (iii) a variety of other local and national video software and hardware companies with which we either currently or may, in the future, compete.

Many current and potential competitors are well established, have longer operating histories, significantly greater financial and operational resources and name recognition than we have. As a result, these competitors may have more credibility with both existing and potential customers, be able to offer more services, and more aggressively promote and sell their services. Our competitors may also be able to support more aggressive pricing than us, which could adversely affect sales, cause us to decrease prices to remain competitive, or otherwise reduce the overall gross profit earned on our services.

Because of the speculative nature of our business, future operating results are difficult to predict.

The video production services business is extremely competitive and commercial success of any service is often dependent on factors beyond our control, including market acceptance and quality of our services. We have not realized revenues since fiscal year ended December 31, 2013, and have no revenues related to our current business. We anticipate that when we begin to realize sales of our services, revenues will probably be volatile and we will likely experience significant quarter-to-quarter fluctuations in revenues and net income or loss. Until we realize consistent revenue and cash flow from operations, our quarter-to-quarter comparisons of historical operating results will not be a good indication of future performance. It is possible that we may incur uninsured losses for liabilities which arise in the ordinary course of business or which are unforeseen including, but not limited to, acceptance of our services in the market. It is likely that in some future quarter, operating results may fall below expectations of investors and securities analysts, which could have negative impact on the price of our Common Stock.

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Changes in user preferences and discretionary spending may have a material adverse effect on our revenue, results of operations and financial condition.

Our future success depends, in part, upon the popularity of our services and our ability to develop our services and products in a way that appeals to users. Shifts in user preferences away from our offered services, our inability to develop effective production services and products that appeal to users, or material changes in our services that are not accepted by prospective users could harm our business. Also, our future success depends, to a significant extent, on discretionary user spending, which is influenced by general economic conditions and availability of discretionary income. Accordingly, we may experience an inability to generate revenue during economic downturns or during periods of uncertainty, where users decide to acquire less expensive services or products, or to forego expenditures due to a lack of available capital. Any material decline in discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

Failure of third party distributors upon which we may rely, could adversely affect our business and result in the loss of your investment.

We will likely rely on third party distributors for marketing our services and products, both nationally and internationally. The loss of a significant distributor could have a material adverse effect on our business, financial condition and results of operations. Distributors may also provide services to competing business, as well as larger, national or international entities and may be, to varying degrees, influenced by their continued business relationships with these companies. Independent distributors may be influenced by a large competitor if they rely on that competitor for a significant portion of their sales. While we believe that existing relationships between the Company and distributors are generally good, many relationships are relatively new and untested and there can be no assurance that distributors will continue to effectively market and distribute our services and products. The loss of any distributor or the inability to replace a poorly performing distributor in a timely fashion could have a material adverse effect on our business, financial condition and results of operations. Furthermore, no assurance can be given that we will successfully attract new distributors as they increase their presence in their existing markets or expand into new markets.

We lack sales and marketing experience and may have to depend on third parties to market our services and products.

We currently have no personnel experienced in sales and marketing of our services and products and, therefore, we must rely heavily upon a third-party sales force. These third parties may not be able to market our services and products successfully, or may not devote the time and resources to marketing that we require. If we choose to develop our own sales and marketing capabilities, it will require personnel with technical expertise related to our specific business. This will require a substantial amount of management and financial resources that may not be available. If we or a third party are not able to adequately sell our services and products, our business will be materially harmed.

It is possible that our projects may infringe on other patented, trademarked or copyrighted concepts. Litigation arising out of infringement or other commercial disputes could cause us to incur expenses and impair our competitive advantage.

We cannot be certain that our products or projects will not infringe upon existing patents, trademarks, copyrights or other intellectual property rights held by third parties. Because we may rely on third parties to help develop some of our projects, we cannot ensure that litigation will not arise from disputes involving these third parties. We may incur substantial expenses in defending against prospective claims, regardless of their merit. Successful claims against us may result in substantial monetary liability, significantly impact our results of operations in one or more quarters, or materially disrupt the conduct of our business. Our success depends in part on our ability to obtain and enforce intellectual property protection for our products and projects, to preserve our trade secrets and to operate without infringing the proprietary rights of third parties.

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The validity and breadth of claims covered in our copyrights and trademarks that we intend to file involve complex legal and factual questions and, therefore, may be highly uncertain. No assurances can be given that any future copyright, trademark or other applications:

●	will be issued;

●	that the scope of any future intellectual property protection will exclude competitors or provide competitive advantages to the Company;

●	that any copyrights or trademarks will be held valid if subsequently challenged;

●	that others will not claim rights in, or ownership of, the potential copyrights or trademarks or other proprietary rights held by us; or

●	that our intellectual property will not infringe, or be alleged to infringe on the proprietary rights of others.

Furthermore, there can be no assurance that others have not developed or will not develop similar projects. Also, whether or not additional intellectual property protection is issued to the Company, others may hold or receive intellectual protection covering projects that were subsequently developed by the Company. No assurance can be given that others will not, or have not independently developed or otherwise acquired substantially equivalent intellectual property.

If we fail to correct material weakness in our internal controls over financial reporting, we may not be able to accurately report our financial results, which could have a material adverse effect on our share price.

Effective internal controls are necessary for us to provide accurate financial reports. We are required to test and document our internal control procedures to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related SEC rules. These regulations require, among other things, management to assess annually the effectiveness of our internal control over financial reporting. During the course of this documentation and testing, we may identify significant deficiencies or material weaknesses that we may be unable to remediate before the deadline for those reports. If our controls fail, or management or our independent auditors conclude in their reports that our internal control over financial reporting was not effective, investors could lose confidence in our reported financial information, which could negatively affect the value of our shares. Also, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

In our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, our management reported that the Company’s disclosure controls and internal control over financial reporting were not effective and contained material weaknesses, including a lack of segregation of duties and absence of an audit committee.

Mr. Altomare, our President and CEO, has been responsible for preparing financial statements, including those included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 which are incorporated by reference into Offering Circular. He is not a licensed accountant and has limited responsibility in managing a public company in the United States. In addition, our CEO may not be able to implement programs and policies in an effective and timely manner, or in a manner that adequately responds to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a public company would be in jeopardy, in which event you could lose your entire investment.

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Because we do not have standing Board committees, stockholders will have to rely on our directors to perform these functions.

Currently, we do not have any standing committees of the board of directors, including an audit committee. Until formal committees are established, our board of directors will perform some of the functions associated with a nominating committee and a compensation committee, including reviewing all forms of compensation provided to our executive officers, directors, consultants and employees, including stock compensation. The board will also perform the functions of an audit committee until we establish a formal committee. We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. Accordingly, there is a potential conflict in that board members may also be engaged in management and participate in decisions concerning management, compensation and audit issues, which may affect management performance.

We are dependent upon our directors, officer and consultants, the loss of any of whom would negatively affect our business.

We are dependent upon the experience and efforts of our directors, officers and consultants to operate our business. We also expect to depend upon service provider such as actors, editors, writers and camera crews. If any director or officer leaves or is otherwise unable to perform their duties, or should any consultant cease their activities for any reason before qualified replacements could be found, there could be material adverse effects on our business and prospects. We have not entered into employment or non-competition agreements with any individuals, and do not maintain key-man life insurance. Our future success will depend on our ability to attract and retain qualified personnel. Unless and until additional employees are hired, our attempt to manage our business and projects and meet our obligations with a limited staff could have material adverse consequences, including, without limitation, a possible failure to meet a contractual or SEC deadline or other business-related obligation.

We may not be able to manage future growth effectively, which could adversely affect our operations and financial performance.

The ability to manage and operate our business as we execute our business plan will require effective planning. If we should experience significant rapid growth in the future, it could strain management and internal resources that would adversely affect financial performance. We anticipate that future growth could place a serious strain on personnel, management systems, infrastructure and other resources. Our ability to manage future growth effectively will require attracting, training, motivating, retaining and managing new employees and continuing to update and improve operational, financial and management controls and procedures. If we do not manage growth effectively, our operations could be adversely affected resulting in slower growth and a failure to achieve or sustain profitability.

We could become involved in claims or litigations that may result in adverse outcomes.

From time to time we may be involved in a variety of claims or litigations. Such proceeding may initially be viewed as immaterial, but could prove to be material. Litigations are expensive and inherently unpredictable and excessive verdicts do occur. Given the inherent uncertainties in litigation, even when we can reasonably estimate the amount of possible loss or range of loss and reasonably estimable loss contingencies, the actual outcome may change in the future due to new developments or changes in approach. In addition, such claims or litigations could involve significant expense and diversion of management’s attention and resources from other matters.

Our Executive Officers do not reside in the United States.

Our U.S. stockholders would face difficulty in:

●	Effecting service of process within the United States on our officers, if considered necessary.

●	Enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against officers.

●	Enforcing judgments of U.S. courts based on civil liability provisions of U.S. federal securities laws in foreign courts against officers.

●	Bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against officers.

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Accordingly, persons contemplating an investment in our Common Stock should seriously consider these factors before making an investment decision.

Being a public company involves increased administrative costs, including compliance with SEC reporting requirements, which could result in lower net income and make it more difficult for us to attract and retain key personnel.

As a public company subject to the reporting requirements of the Exchange Act, we incur significant legal, accounting and other expenses. The Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC, require changes in corporate governance practices of public companies. We believe these new rules and regulations increase legal and financial compliance costs and make some activities more time consuming. For example, in connection with being a public company, we may have to create new board committees, implement additional internal controls and disclose controls and procedures, adopt an insider trading policy and incur costs relating to preparing and distributing periodic public reports. These rules and regulations could also make it more difficult to attract and retain qualified executive officers and members of our board of directors, particularly to serve on our Audit Committee.

Management must invest significant time and energy to stay current with public company responsibilities, which limits the time they can apply to other tasks associated with operations. It is possible that the additional burden and expense of operating as a public company could hinder our ability to achieve and maintain profitability, which would cause our business to fail and investors to lose all their money invested in our stock.

We estimate that being a public company will cost us more than $125,000 annually. This is in addition to all other costs of doing business. It is important that we maintain adequate cash flow, not only to operate our business, but also to pay the cost of remaining public. If we fail to pay public company costs as incurred, we could become delinquent in our reporting obligations and our shares may no longer remain qualified for quotation on a public market. Further, investors may lose confidence in the reliability of our financial statements causing our stock price to decline.

Failure to protect our proprietary technology and intellectual property rights could substantially harm our business and results of operations.

Our success depends to a significant degree on our ability to protect our proprietary technology, methodologies, know-how and our brand. Although we plan to copyright all of our film properties and projects, there is no practical protection from films being copied by others without payment to us, especially overseas. We may lose an indeterminate amount of revenue as a result of motion picture piracy. Being a small company, with limited resources, it will be difficult, if not impossible, to pursue our various remedies. Motion picture piracy is an international as well as a domestic problem. It is extensive in many parts of the world. As we grow our business, our plan is to enter into confidentiality and invention assignment agreements with our employees and consultants and enter into confidentiality agreements with other parties. No assurance can be given that these agreements will be effective in controlling access to and distribution of our proprietary information. Further, these agreements may not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our products.

We could incur substantial costs as a result of any claim of infringement of another party’s intellectual property rights.

Companies, organizations or individuals, including our competitors, may own or obtain patents, trademarks or other proprietary rights that would prevent or limit our ability for us to operate our business. We can give any assurances that third-parties will not make claims that we have or are infringing their intellectual property rights, regardless of the merit of such claims. Defending ourselves in any litigation will be expensive and we could incur substantial costs which would defer capital resources towards growing our business.

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If third -parties initiate litigation claiming that our products infringe their patent or other intellectual property rights, we will need to defend against such proceedings.

The costs of resolving any litigation or other intellectual property proceeding, even if resolved in our favor, could be substantial. Many of our potential competitors will be able to sustain the cost of such litigation and proceedings more effectively than we can because of their substantially greater resources. In some instances, competitors may proceed with litigation or other proceedings pertaining to infringement of their intellectual property as a means to hinder or devaluate the target defendant company, with no intention of the matter being resolved in their favor. Uncertainties resulting from the initiation and continuation of patent litigation or other intellectual property proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other intellectual property proceedings may also consume significant management time and costs. Substantial additional costs may be evident in the event that litigation or other proceedings were initiated against the Company because we would have to seek legal defense or counsel in the province (Canada) or state (U.S.) where the litigation or legal proceedings were filed. Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage, and a decrease in our revenue which would adversely affect our business, prospects, financial condition and operating results.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

In order to protect our proprietary technology and processes, we also rely in part on confidentiality agreements with our employees, consultants, outsource manufacturers and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Risks Relating to Our Industry

We face intense competition in the entertainment industry from larger, more established companies that offer a wider array of video and movie products and services. These competitors will make it difficult for us to offer competing products and services and grow our business.

We compete with many video and movie companies that offer like or similar products and services. We must also compete to secure preferred performers, creative and other professional personnel, and for arranging for distribution products and production projects in the marketplace. We believe that our production projects will be competing directly with other projects and indirectly with other forms of public entertainment. Companies that are larger, better funded, and have longer operating histories dominate our industry. Potential competitors may develop superior projects, products and services that achieve greater market acceptance than ours. We may not be able to compete successfully against our future competitors and competition could have a material adverse effect on our business, results of operations and financial condition.

Industry changes may have a negative impact on our operations.

The entertainment business and video and movie industry, in general, is continually undergoing significant changes, primarily due to technological developments. These developments have resulted in the availability of alternative forms of leisure time entertainment, including expanded on demand services, independent productions, streaming and video games. The level of theatrical success remains a critical factor in generating revenues in these ancillary markets. It is impossible to accurately predict the effect that these and other new technological developments may have on the independent film industry. These uncertainties, as well as others outlined herein, may have a negative impact on our operations and could result in the complete failure of our business.

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In order to compete in the entertainment marketplace, we must develop concepts and productions and then sell them to distribution channels. The inability to establish distribution channels may severely limit our growth prospects.

We believe that primary distribution risks in the video and entertainment industry consists of our ability to secure adequate distribution channels, the uncertainty that our concepts and productions will meet the ultimate viewers’ expectations, and whether our distribution strategy will work beneficially. Our future business success will be dependent on our ability to develop concepts and theatrical productions and to secure adequate distribution channels to maximize revenues. The ultimate commercial success of any video product is dependent on its distribution and acceptance by the viewer. We are in the early stages of negotiating with and securing reputable distributors for our products. Revenues derived from successfully distributing our products represent a vital source of funds for our continued operations. The loss or damage of any of our business relationships with distributors and/or revenues derived therefore, will result in the inability to market our products to the public.

Producing video and movie projects demands the use of many varied professional persons, beginning with the production phase through distribution to the marketplace. If we are unable to secure the services of adequate professional personnel, it will be difficult to finalize a particular project, which would negatively affect our business and reputation.

We believe the successful production and distribution of any video and movie project involves being able to secure qualified personnel to produce, finalize and market the project. Production requires qualified directors, writers, performers and a variety of technical persons to produce a final product. Once produced, it is necessary to distribute and market the project to a receptive public. Because we are a new entry into the industry, we may not have the experience, history and reputation to attract qualified persons, who may be more inclined to work for a larger and more established company. It is also necessary to work with a distributor that will be capable of distributing the finished project to a suitable and receptive audience. The inability to locate and secure qualified professionals to produce, distribute and market our projects would have a severe, negative effect on our business and ability to generate revenues.

Costs of working with members of guilds or unions can result in increased costs of production and harm our ability to earn revenue.

We are aware that the cost of producing and distributing filmed entertainment has increased substantially in recent years. This is due, among other things, to the increasing demands of creative talent as well as industry-wide collective bargaining agreements. Many screenplay writers, performers, directors and technical personnel in the entertainment industry who will be involved in our productions, are members of guilds or unions that bargain collectively on an industry-wide basis. We have found that actions by these guilds or unions can result in increased costs of production and can occasionally disrupt production operations. If such actions impede our ability to operate or produce a motion picture, it may substantially harm our ability to earn revenue and result in our business to fail.

We intend to use non-unionized talent whenever possible to reduce our costs of production. Notwithstanding, many individuals associated with our productions, including actors, writers and directors, will be members of guilds or unions, that bargain collectively with producers on an industry-wide basis from time to time. Our operations will be dependent upon our compliance with the provisions of collective bargaining agreements governing relationships with these guilds and unions. Strikes or other work stoppages by members of these unions could delay or disrupt our activities. The extent to which the existence of collective bargaining agreements may affect us in the future is not currently known.

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Risks Relating to this Offering and Ownership of Our Common Stock

Our Common Stock is traded on the OTC Pinks under the symbol “FERL,” but there is no assurance that an active market for the shares will be maintained.

Although our shares are currently quoted and traded on the OTC Pinks, our stock is thinly traded and we cannot assure our stockholders that a continuous and active trading market will develop or if developed, be sustained. In the event an active trading market does not develop or be sustained, it would be difficult, if not impossible, for stockholders to liquidate their shares. Also, the trading price for our shares may be highly volatile and subject to significant fluctuations due to variations in quarterly operating results and other business and economic factors. These price fluctuations may adversely affect the liquidity of our shares, as well as the price that holders may realize for their shares upon any future sale.

Stockholders of Fearless Films Common Stock should be aware that the public market may be volatile and subject to severe swings in price.

We believe that the trading market for our shares on the OTC Pinks is volatile and subject to numerous factors, many beyond our control. Some factors that may influence the price of our shares are:

●	Our ability to successfully secure and develop projects in order to provide them to distribution channels;

●	our ability to generate revenues from sales of our services and products;

●	our failure to achieve and maintain profitability;

●	our ability to generate brand and/or name recognition for Fearless Films services and products and acceptance by customers;

●	our ability to generate or otherwise acquire new concepts and develop those assets into viable commercial projects;

●	increased competition from competitors offering like or similar services and products;

●	changes in earnings estimates and recommendations by financial analysts;

●	actual or anticipated variations in quarterly and annual results of operations;

●	changes in market valuations of similar companies;

●	announcements by competitors of significant contracts, acquisitions, commercial relationships, joint ventures or capital commitments;

●	the loss of significant partnering relationships; and

●	general market, political and economic conditions.

Additionally, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to our operating performance, may affect the market price of our shares. In the past, following periods of extreme volatility in the market price of a company’s securities, a securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs and divert our management’s time and attention, which would otherwise be used to benefit our business.

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Trading in our shares could be restricted because of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws.

Trading and transfer of our Common Stock may be restricted under certain securities laws promulgated by various states and foreign jurisdictions, commonly referred to as Blue Sky laws. Individual state Blue Sky laws could make it difficult or impossible to sell our Common Stock in those states. Many states require that an issuer’s securities be registered in their state, or appropriately exempted from registration, before the securities can trade in that state. We have no immediate plans to register our securities in any state. Absent compliance with such laws, our Common Stock may not be traded in such jurisdictions. Whether stockholders may trade their shares in a particular state is subject to various rules and regulations of that state.

Future operating results are difficult to predict.

We have not realized revenues from our current business of Fearless Films. We anticipate that any future revenues will fluctuate greatly, and we will likely experience significant quarter-to-quarter fluctuations in revenues and net profit (loss). Accordingly, quarter-to-quarter comparisons of historical operating results will not be a good indication of future performance. It is likely that in some future quarter, operating results may fall below the expectations of securities analysts and investors, which could have negative impact on the price of our Common Stock.

We do not expect to pay dividends in the foreseeable future, which could make our stock less attractive to potential investors.

We have not declared any dividends since inception of the Company. Any future payment of cash dividends will be at the discretion of the board of directors after considering many factors, including operating results, financial condition and capital requirements. We plan to retain any future earnings and other cash resources for operation and business development and do not intend to declare or pay any cash dividends in the foreseeable future. Corporations that pay dividends may be viewed as a better investment than corporations that do not.

Trading in our Common Stock is subject to certain “penny stock” regulations, which could have a negative effect on the price of our shares in the marketplace.

Trading the Company’s Common Stock is subject to certain provisions, commonly referred to as “penny stock” rules, promulgated under the Exchange Act. A penny stock is generally defined as any non-exchange listed equity security that has a market price less than $5.00 per share, subject to certain exceptions. These rules require additional disclosure by broker-dealers in connection with any trades involving a penny stock. The rules also impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally institutions. These sales practice requirements include a broker-dealer to:

●	Make a special written suitability determination for a purchaser of penny stocks;

●	receive the purchaser’s prior written consent to execute the trade; and

●	deliver to a prospective purchaser of a penny stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

Consequently, penny stock rules may restrict the ability of broker-dealers to trade and/or maintain a market in our Common Stock, which could affect the ability of stockholders to sell their shares. These requirements may be considered cumbersome by broker-dealers and could impact their willingness to trade or make a market in our Common Stock, which could severely limit the market price and liquidity of our shares. Also, many prospective investors may not want to get involved with these additional administrative requirements, which could have a material adverse effect on the price and trading of our shares.

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Issuing a large number of shares of Common Stock under our Equity Line could significantly dilute our existing stockholders and negatively impact the market price of our shares.

On December 3, 2019, we executed an Equity Purchase Agreement with Crown Bridge Partners, LLC (“Crown Bridge” or the “Selling Stockholder”), which was finalized and effected on December 12, 2019 (the “Equity Line”). Under the Equity Line, we have the right, but not the obligation, to sell to Crown Bridge, and Crown Bridge is committed to purchase, on an unconditional basis, shares of our Common Stock (the “Put Shares”) for an aggregate price of up to $5,000,000 (the “Maximum Commitment Amount”). The term of the Equity Purchase Agreement commenced on December 3, 2019 and will end on the earlier of (i) the date on which the Selling Stockholder has purchased Put Shares pursuant to the Equity Purchase Agreement equal to the Maximum Commitment Amount, (ii) December 3, 2022, or (iii) written notice of termination by the Company.

On February 3, 2020, we registered a total of 3,333,334 post-split shares of Common Stock for resale by Crown Bridge under the Equity Line on a Form S-1 (File No. 333-236223) which was declared effective by the SEC on February 11, 2020. To date, we have not drawn down on this equity line. Any sales of Common Stock under our Equity Line will dilute your ownership and would cause the market price of our Common Stock to decline.

Future sales or the potential sale of a substantial number of shares of our Common Stock could cause our market value to decline.

As of the date of this Offering Circular, we have 33,895,157 shares of Common Stock outstanding. Of these outstanding shares, approximately 22,400,419 shares are considered restricted securities and may be sold only pursuant to a registration statement, or the availability of an appropriate exemption from registration, such as Rule 144. Additionally, up to 5,000,000 Put Shares have been allocated that are the subject of this Offering Circular, can be purchased by the Crown Bridge Partners under the Equity Line, which shares would be freely tradable without restriction upon issuance and be immediately sold into the market. Sales of a substantial number of these restricted shares and Put Shares in the public markets, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and materially impair our ability to raise capital through the sale of additional equity securities.

The existence of warrants, options, debentures or other convertible securities would likely dilute holdings of current stockholders and new investors.

As of the date of this Offering Circular, there are no options, warrants or other rights outstanding to purchase our Common Stock, except for 1,000,000 shares of Series A Preferred Stock and 500,000 shares of Series B Preferred Stock. Also, each Series A Preferred Share is entitled to 100 votes over that of each common share on any matter brought to a vote of common stockholders, which is not dilutive to stockholders, but assures voting control for management and principal stockholders. Each share of Series A Preferred Stock and Series B Preferred Stock is convertible at the option of the holder into ten shares of Common Stock. All 1,000,000 Series A shares are held by Mr. Victor Altomare, our President and CEO. If management decides to issue additional Series A Preferred Stock or Series B Preferred Stock, convertible securities, such as funding instruments, or to issue restricted stock or derivative securities to key employees, the existence of those securities may hinder future equity offerings. The exercise of outstanding derivative securities would further dilute the interests of all existing stockholders. Future resale of common shares issuable on the exercise of convertible securities may have an adverse effect on the prevailing market price of our Common Stock. Furthermore, holders of convertible securities may have the ability to exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.

As an “emerging growth company,” we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies, will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. Accordingly, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies. Additionally, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to take advantage of the benefits of this extended transition period and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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As long as we are an emerging growth company, we cannot predict if investors will find our Common Stock less attractive because we may rely on exemptions provided by the JOBS Act. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

We may encounter difficulties managing our planned growth, which would adversely affect our business and could result in increasing costs as well as a decrease in our stock price.

Our strategy has two elements: (i) utilize our current connections and skills to build a revenue-producing film services business; and (ii) become an independent producer of television and movie content. We are currently focused on providing video production services to professional video production companies. Video projects are divided into four parts: (i) pre-production, (ii) production, (iii) post-production and (iv) distribution. To manage our anticipated growth, we must continue to improve our operational and financial systems and expand, train, retain and manage our employee base to meet new opportunities. Because of the registration of our securities, we are subject to reporting and disclosure obligations, and we anticipate that we will hire additional finance and administrative personnel to address these obligations. In addition, the anticipated growth of our business will place a significant strain on our existing managerial and financial resources. If we cannot effectively manage our growth, our business may be harmed.

Our Articles of Incorporation and Bylaws and certain provisions of Nevada law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in the stockholders’ interest.

Our Articles of Incorporation and Bylaws and certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company, even when these attempts may be in the best interests of our stockholders. For example, we are governed by Section 203 of the Nevada General Corporation Law. In general, Section 203 prohibits a public Nevada corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years, did own, fifteen percent (15%) or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

Limitations of director liability and indemnification of directors, officers and employees.

Our articles of incorporation limits the liability of directors to the maximum extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

●	breach of their duty of loyalty to us or our stockholders;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

●	transactions for which the directors derived an improper personal benefit.

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These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our corporate bylaws (“Bylaws”) provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our Bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these Bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The limitation of liability in our Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

We may seek capital that may result in stockholder dilution or that may have rights senior to those of our Common Stock, including the Units.

From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our Common Stock, which could negatively affect the market price of our Common Stock or cause our stockholders to experience dilution.

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection, in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

It is possible that our Common Stock will continue to be thinly traded and its market price highly volatile.

Our Common Stock is quoted in the over-the-counter market under the symbol “FERL” in the OTC Pink marketplace of OTC Link. For over the past five years, our Common Stock has traded sporadically and has been extremely limited in nature. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low-priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon.

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The price of our Common Stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

●	quarterly variations in our operating results;

●	operating results that vary from the expectations of investors;

●	changes in expectations as to our future financial performance, including financial estimates by investors;

●	reaction to our periodic filings, or presentations by executives at investor and industry conferences;

●	changes in our capital structure;

●	announcements of innovations or new products by us or our competitors;

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	lack of success in the expansion of our business operations;

●	third party announcements of claims or proceedings against us or adverse developments in pending proceedings;

●	additions or departures of key personnel;

●	asset impairment;

●	temporary or permanent inability to offer products or services; and

●	rumors or public speculation about any of the above factors.

Future sales of our Common Stock, or the perception in the public markets that these sales may occur, could reduce the market price of our Common Stock.

Our current stockholders, including our management, hold shares of our restricted Common Stock, but will be able to sell their shares in the market. In general, our officers and directors and 10% stockholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our Common Stock under Rule 144 or otherwise could reduce prevailing market prices for our Common Stock.

Future issuances of debt securities and equity securities could negatively affect the market price of shares of our Common Stock and, in the case of equity securities, may be dilutive to existing stockholders.

In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends. Upon liquidation, it is possible that holders of our debt securities and other loans and preferred stock would receive a distribution of our available assets before common stockholders. We are not required to offer any such additional debt or equity securities to existing stockholders on a preemptive basis. Therefore, additional Common Stock issuances, directly or through convertible or exchangeable securities, warrants or options, would dilute the holdings of our existing common stockholders and such issuances, or the perception of such issuances, could reduce the market price of shares of our Common Stock.

DILUTION

Dilution in net tangible book value per share to purchasers of our Common Stock in this Offering represents the difference between the amount per share paid by purchasers of the Units in this Offering and the pro forma as adjusted net tangible book value per share immediately after completion of this Offering. In this Offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Units in this Offering, your investment will be diluted to the extent of the difference between your purchase price per Unit and the net pro forma as adjusted tangible book value per share of our Common Stock after this Offering.

As of June 30, 2021, our actual net tangible deficit value was $(49,394) and our net tangible book deficit per share was $0.001.

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Our pro forma net tangible book value represents our actual net tangible book value as of June 30, 2021, after giving effect to the sale of Units in this offering (attributing no value to the Warrants underlying the Units)

The tables below illustrate the dilution to purchasers of Units in this Offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Units are sold and at an assumed price of $0.11 per Unit and assuming no Warrants underlying the Units have been exercised.

Assuming the Sale of 100% of the Units
Net tangible book as of June 30, 2021 (unaudited)	$(49,394)
Net tangible book value per share as of June 30, 2021 (unaudited)	$(0.001)
Increase in net tangible book value per share after giving effect to this Offering	$0.074
Pro forma net tangible book value per share as of June 30, 2021	$0.072
Dilution in net tangible book value per share to purchasers of Units in this Offering	$0.038

Assuming the Sale of 75% of the Units
Net tangible book as of June 30, 2021 (unaudited)	$(49,394)
Net tangible book value per share as of June 30, 2021 (unaudited)	$(0.001)
Increase in net tangible book value per share after giving effect to this Offering	$0.068
Pro forma net tangible book value per share as of June 30, 2021	$0.066
Dilution in net tangible book value per share to purchasers of Units in this Offering	$0.044

Assuming the Sale of 50% of the Units
Net tangible book as of June 30, 2021 (unaudited)	$(49,394)
Net tangible book value per share as of June 30, 2021 (unaudited)	$(0.001)
Increase in net tangible book value per share after giving effect to this Offering	$0.058
Pro forma net tangible book value per share as of June 30, 2021	$0.057
Dilution in net tangible book value per share to purchasers of Units in this Offering	$0.053

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Assuming the Sale of 25% of the Units
Net tangible book as of June 30, 2021 (unaudited)	$(49,394)
Net tangible book value per share as of June 30, 2021 (unaudited)	$(0.001)
Increase in net tangible book value per share after giving effect to this Offering	$0.041
Pro forma net tangible book value per share as of June 30, 2021	$0.039
Dilution in net tangible book value per share to purchasers of Units in this Offering	$0.071

The foregoing discussion and tables (other than the historical net tangible book value calculation) are based on 33,895,157 shares of Common Stock outstanding as of June 30, 2021 which gives effect to the pro forma transactions described above, and excludes as of such date (unless otherwise specified):

●	10,000,000 shares of Common Stock issuable upon the conversion of 1,000,000 issued and outstanding shares of Series A Convertible Preferred Stock held by Victor Altomare, the Chairman, Chief Executive Officer of the Company. See “Description of Securities.”

●	5,000,000 shares of Common Stock issuable upon the conversion of 500,000 issued and outstanding shares of Series B Convertible Preferred Stock. See “Description of Securities.”

●	3,333,334 shares of Common Stock registered for resale by Crown Bridge Partners, Inc. See “Shares Eligible for Future Sale–Equity Purchase Agreement.”

To the extent that additional shares of Common Stock are issued there will be further dilution to investors participating in this Offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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USE OF PROCEEDS

Assuming the sale of the Maximum Amount of Units at the maximum price of $0.09 per share (the midpoint of the price range of the Units), we estimate that net proceeds will be approximately $8,808,889, after deducting estimated Offering expenses of $787,500. The table below sets forth the estimated net proceeds we would derive from this Offering, assuming the sale of 25%, 50%, 75% and 100% of the Units. The table does not assume that any of the Warrants underlying the Units sold are exercised.

We cannot assure you that this Offering will be completed or that we will sell all of the Units or that sales will be made at the maximum end of the range.

	Assumed Percentage of Units Sold in This Offering
	25%	50%	75%	100%
Gross proceeds	$2,500,000	$5,000,000	$7,500,000	$10,000,000
Offering expenses	$357,778	$635,556	$913,333	$1,191,111
Net proceeds	$2,142,222	$4,364,444	$6,586,667	$8,808,889

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this Offering, assuming the sale of 25%, 50%, 75% and 100% of the Units. All amounts set forth below are estimates and based on the assumed offering price of $0.09 per Unit and that no Warrants underlying the Units have been exercised.

	Use of Proceeds for Assumed Percentage of Units Sold in This Offering
	25%	50%	75%	100%
Production of YGOA script	$1,500,000	3,250,000	4,500,000	5,000,00
Distribution and Marketing	$250,000	500,000	500,000	1,500,000
Streaming media platform development	$-	$-	$1,000,000	$2,000,000
Working Capital	$392,222	614,444	$586,667	$308,889
TOTAL	$2,142,222	$4,364,444	$6,586,667	$8,808,889

The Company cannot predict with certainty all of the particular uses for the proceeds from this Offering or the amounts that it will actually spend on the uses set forth above. We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our Company. The allocations of the proceeds of this Offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industries in which we currently or, in the future, expect to operate, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this Offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this Offering for other purposes.

In the event we do not obtain the entire Offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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PLAN OF DISTRIBUTION

We are selling our Units through a Tier 2 offering pursuant to Regulation A (Regulation A+) under the Securities Act and we intend to sell the Units either directly to investors or through registered broker-dealers who are paid commissions. We expect to commence the sale of the Units within two calendar days of the date on which the Offering Statement of which this Offering Circular is a part, is qualified by the SEC.

Our directors and officers will not register as broker-dealers under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

●	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and
●	the person is not at the time of their participation an associated person of a broker-dealer; and
●	the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of the Offering and have not been during the past twelve (12) months and are currently not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every twelve (12) months.

The Company has engaged Dalmore Group, LLC, a New York limited liability company and FINRA/SIPC (CRD 136352) registered broker-dealer (“Dalmore”), to act as the broker-dealer of record for this offering and perform the following administrative and technology related functions in connection with this Offering, but not for underwriting or placement agent services:

●	Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti-Money Laundering”) and other compliance background checks, and provide a recommendation to the company whether or not to accept investor as a customer.
●	Review each investors subscription agreement to confirm such investors participation in the Offering, and provide a determination to our Company whether or not to accept the use of the subscription agreement for the investor’s participation.
●	Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor.
●	Not provide any investment advice nor any investment recommendations to any investor.
●	Keep investor details and data confidential and not disclose to any third party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks).
●	Coordinate with third party providers to ensure adequate review and compliance.

As compensation, the Company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the Offering to support the Offering on all newly invested funds after the issuance of a No Objection Letter by FINRA. In addition, the Company has paid Dalmore a one-time advance set up fee of $5,000 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore, such as, among other things, preparing the FINRA filing. Dalmore will refund any fee related to the advance to the extent it is not used, incurred or provided to the Company. In addition, the Company will pay a $20,000 consulting fee that will be due after FINRA issues a No Objection Letter and the Commission qualifies the Offering.

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As of the date of this Offering Circular, we have not entered into any arrangements with any selling agents other than Dalmore to act of the broker/dealer of record, for the sale of the securities hereunder. We do not pay promotions fees to third parties; however, we are aware of third party sites highlighting our Offering. Statements on these sites should not be considered as coming from the Company and should not be relied upon in considering an investment in the Company. The Company disclaims all liability from claims made on such third party sites.

Pricing of the Offering

Our Common Stock is currently quoted on the OTC Markets’ OTC Pinks tier under the symbol “FERL.” Prior to the Offering, there has been a limited public market for our shares of Common Stock. We cannot assure investors that a continuous and active trading market will develop or if developed, be sustained. In the event an active trading market does not develop or be sustained, it would be difficult, if not impossible, for stockholders to liquidate their shares. Also, the trading price for our shares may be highly volatile and subject to significant fluctuations due to variations in quarterly operating results and other business and economic factors. These price fluctuations may adversely affect the liquidity of our shares, as well as the price that holders may realize for their shares upon any future sale. See “Risk Factors – Risks Relating to this Offering and Ownership of our Common Stock.”

The Offering Price of the Units and Exercise Price of the Warrants underlying the Units were determined by the board of directors. The principal factors considered in determining the Offering Price per Unit and the Exercise Price of the Warrants underlying the Units include:

●	the information set forth in this Offering Circular and otherwise available;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded Common Stock of generally comparable companies; and

●	other factors deemed relevant by us.

Offering Period and Expiration Date

The Offering will commence within two calendar days after this Offering Circular has been qualified by the SEC. Our Offering will expire on the first to occur of (a) the sale of the Maximum Number of Units offered hereby, (b) the first anniversary of the Qualification Date, or (c) when our board of directors elects to terminate the Offering.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please See below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, we encourage you to refer to www.investor.gov.

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Because this is a Tier 2, Regulation A+ offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please See below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(v)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

How to Subscribe

When you decide to subscribe for Units in this Offering, you should go to our website, click on the “Invest Now” button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us a subscription agreement (the form of which is filed as an exhibit to the Offering Statement of which this Offering Circular is a part); and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

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We will immediately review completed subscriptions for approval and notify subscribers of acceptance by mail. We will immediately return proceeds by mail if the subscription is not accepted.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this Offering will not be placed into an escrow account. As there is no minimum Offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

State Blue Sky Information

We intend to offer and sell our securities in this Offering to retail customers in every state in the United States plus the District of Columbia and Puerto Rico. In each of the foregoing jurisdictions in which we intend to make offers and sales, we have made notice filings where required in respect of our intentions to make offers and sales there.

The National Securities Markets Improvement Act of 1996 (“NSMIA”), which is a U.S. federal statute, preempts the states from regulating transactions in certain securities, which are referred to as “covered securities.” NSMIA nevertheless allows the states to investigate if there is a suspicion of fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. If there is a finding of fraudulent activity, the states can bar the sale of covered securities in a particular case.

Resale Restrictions

See “Description of Securities—Resale Restrictions” section in this Offering Circular.

Foreign Restrictions on Purchase of Units

We have not taken any action to permit a public offering of the Units offered hereby outside the United States or to permit the possession or distribution of this Offering Circular outside the United States. Our securities may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of our securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons outside the United States who come into possession of this Offering Circular must inform themselves about and observe any restrictions relating to this offering and the distribution of this Offering Circular in the jurisdictions outside the United States relevant to them.

Transfer Agent and Registrar

We have designated as our transfer agent Transhare Securities Transfer and Registrar, 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760.

Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this Offering will go to the Company.

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DESCRIPTION OF SECURITIES

This description of our securities is a summary only of certain provisions contained in our articles of incorporation and is qualified in its entirety by reference to the complete terms contained therein.

General

Our authorized capital stock consists of: (a) 500 million (500,000,000) shares of Common Stock, $0.001 par value per share and (b) 20,000,000 shares of Preferred Stock, par value $0.001 per share, of which (i) 10,000,000 have been designated as Series A Preferred Stock and (ii) 1,500,000 have been designated as Series B Preferred Stock.

On December 8, 2020, we effected a reverse stock split of its issued and outstanding shares of Common Stock on a one share for ten share (1:10) basis. The reverse stock split was approved on October 26, 2020 unanimously by our board of directors and by a majority of our Common Stock voting power. All references to our Common Stock hereafter reflect the reverse stock split, unless otherwise noted.

As of the date of this Offering Circular, there were 33,895,1157 shares of our Common Stock issued and outstanding, held by 187 holders of record; 1,000,000 shares of Series A Preferred Stock issued and outstanding, held by our President and Chief Executive Officer, and 500,000 shares of Series B Preferred Stock issued and outstanding.

Units

We are selling up to 142,857,143 Units in this Offering pursuant to an Offering Statement on Form 1-A, of which this Offering Circular is a part, under Regulation A of the Securities Act. Each Unit will consist of one share are of Common Stock and one warrant to purchase one share of Common Stock for a period of 18 months commencing on the date of issuance at a price of [$0.15 - $0.17] per share. The Units are being offered at a purchase price of $[0.07 - $.011] per Unit on a “best efforts/no minimum” basis. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Common Shares and the Warrants comprising the Units are immediately separable and will be issued separately in this Offering. Each Warrant offered hereby is immediately exercisable on the date of issuance and will expire three years from the date of issuance.

Common Stock

Authorized and Outstanding. We are authorized to issue up to 500 million shares of Common Stock, par value $0.001 per share, of which 33,895,157 shares are outstanding as of the date of this Offering Circular. Of the total issued and outstanding shares, 20 shares are held in the treasury.

Voting Rights. Each holder of our Common Stock has the right to cast one vote for each share of stock in their name on the books of our Company, whether represented in person or by proxy, on all matters submitted to a vote of holders of Common Stock, including election of directors. There is no right to cumulative voting in election of directors. Except where a greater percentage is required by statute, our articles of incorporation or bylaws, the presence, in person or by proxy, of one or more holders of a majority of the outstanding common shares, constitutes a quorum for the transaction of business. The vote by the holders of a majority of outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or amendment of our articles of incorporation.

Dividends. Our common stockholders are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds. There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

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Preemptive Rights. Holders of our Common Stock are not entitled to preemptive rights and no redemption or sinking fund provisions are applicable to our Common Stock.

Warrants

Overview. The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Warrant which is filed as an exhibit to the Offering Statement of which this Offering Circular is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant.

Exercise Price. The Warrants issued in this Offering entitle the registered holder to purchase one share of our Common Stock at a price equal to $[0.13–0.17] per share, subject to adjustment as discussed below.

Exercise Period. Immediately following the issuance of such Warrant and terminating at 5:00 p.m. (Eastern Time), 18 months after the date of issuance. There is no market for our Warrants and none is expected to develop.

Adjustment. If and whenever the shares of Common Stock of the Company are subdivided into a greater or consolidated into a lesser number of shares, or in the event of any payment by the Company of a stock dividend (other than a dividend paid in the ordinary course), or in the event that the Company conducts a rights offering to its stockholders, the exercise price will be decreased or increased proportionately as the case may be. Upon any such subdivision, consolidation, payment of a stock dividend or rights offering, the number of shares deliverable upon the exercise of a Warrant and the Exercise Price of the Warrant will be increased or decreased proportionately as the case may be.

In case of any reclassification of the capital of the Company, or in the case of the merger, reorganization or amalgamation of the Company with, or into any other company or of the sale of substantially all of the property and assets of the Company to any other company, each Warrant will, after such reclassification of capital, merger, amalgamation or sale, confer the right to purchase that number of shares or other securities or property of the Company or of the company resulting from such reclassification, merger, amalgamation, or to which such sale will be made, as the case may be, which the holder would then hold if the holder had exercised the holder’s rights under the Warrant before reclassification of capital, merger, amalgamation or sale; and in any such case, if necessary, appropriate adjustments will be made in the application of the provisions set forth in the Warrant with respect to the rights and interest thereafter of the Holders to the end that the provisions set forth in the Warrant will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares or other securities or property thereafter deliverable on the exercise of a Warrant.

Fractional Shares. The Warrant may only be exercised for a whole number of shares and no fractional shares of Common Stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price or round such fractional share up to the nearest whole number.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agreement. The Warrants, substantially in the form of the Warrant filed as an exhibit to the Offering Statement of which this Offering Circular, will be issued in the name of the investor, or its designee(s).

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

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Rights as a Stockholder. The Warrant holders do not have the rights or privileges of holders of Common Stock or any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The Warrants are governed by New York law.

Preferred Stock

On June 25, 2014, the board of directors authorized the following designations for the class of 20,000,000 Preferred Shares, par value $0.001 per share; (i) 10,000,000 shares designated Series A Preferred Stock and (ii) 10,000,000 shares designated Series B Preferred Stock. On September 8, 2021, we amended our Certificate of Designation for our Series B Preferred Stock (the “Series B Certificate of Designation”) to decrease the authorized number to 1,500,000 shares and to amend the voting and conversion rights of the Series B Preferred Stock as described below.

Series A Preferred Stock

Each share of Series A Preferred Stock is convertible into ten (10) shares of Common Stock and has the voting power of 100 shares of Common Stock. The Series A Preferred Stock ranks equal to the Common Stock on liquidation and pays no dividend. Victor Altomare, our President and Chief Executive Officer, owns all 1,000,000 issued and outstanding shares of our Series A Preferred Stock.

Series B Preferred Stock

Voting. The Series B Preferred Stock does not have any voting power, with the exception of amending the Series B Certificate of Designation. The majority consent of outstanding Series B Preferred Stock is needed to amend or waive any provision of the Series B Certificate of Designation.

Conversion. Each share of Series B Preferred Stock is convertible into ten shares of Common Stock; provided that it does not result in the holder of the Series B Preferred Stock beneficially owning in excess of 4.99% of the voting power of the outstanding voting capital of the Company.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of junior Securities by reason of their ownership thereof, an amount in cash equal to the aggregate Liquidation Value ($1.63 per share) of all shares held by such holder.

Dividends. The Series B Preferred Stock shall not be entitled to receive dividends.

Anti-takeover Effects of Certain Provisions of Our Articles of Incorporation and Nevada Law

We are subject to Chapter 78 of the Nevada Revised Statutes, an anti-takeover law. In general, Chapter 78 prohibits a publicly held Nevada corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the “business combination” or the transaction in which the person became an “interested stockholder” is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 10% or more of the corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

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Fully Paid and Non-Assessable

All outstanding Common Shares are, and the Common Shares to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and non-assessable. All Warrant Shares issuable upon the exercise of the Warrant will be, when issued, be deemed to be validly issued, fully paid and non-assessable.

Trading Market

The Common Shares and Warrants will be separately transferable following the termination of any transfer hold periods under applicable law. Our Common Stock is currently quoted on the OTC Markets’ Pinks tier under the symbol “FERL.” There is currently no market for the Warrants and none is expected to develop.

Anti-Takeover Provisions

Our Bylaws provide that special meetings of stockholders may only be called by the chairman of the board of directors, the president, the secretary, holders of 10% or more the voting capital stock of the Company entitled to vote on the matter.

Resale Restrictions

We intend to offer and sell our securities in this Offering to retail customers in every state in the United States plus the District of Columbia and Puerto Rico. In each of the foregoing jurisdictions in which we intend to make offers and sales, we have made notice filings where required in respect of our intentions to make offers and sales there.

The National Securities Markets Improvement Act of 1996 (“NSMIA”), which is a U.S. federal statute, preempts the states from regulating transactions in certain securities, which are referred to as “covered securities.” NSMIA nevertheless allows the states to investigate if there is a suspicion of fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. If there is a finding of fraudulent activity, the states can bar the sale of covered securities in a particular case.

We are a reporting company under Section 12(g) of the Exchange Act. Following this Offering, we intend to continue filing periodic and current reports as required by the Exchange Act Therefore, under NSMIA, the states and other jurisdictions of the United States are preempted from regulating the resale by security holders of the Common Shares. However, NSMIA does allow states and territories to require notice filings and collect fees with regard to resale transactions, and a state may suspend the offer and resale of our securities within such state if any such required filing is not made or fee is not paid. As of the date of this Offering Circular, the following states and territories do not require any resale notice filings or fee payments and security holders may resell their shares: Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

As of the date of this Offering Circular, in the following states, district and territories, security holders may resell our securities if the proper notice filings have been made and fees paid: The District of Columbia, Illinois, Maryland, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Tennessee, Texas and Vermont. As of the date of this Offering Circular, we have not determined in which of these states and other jurisdictions, if any, we will submit the required filings or pay the required fees. Additionally, if any additional states or other jurisdictions adopt a statute, rule or regulation requiring a filing or fee, or if any state amends its existing statutes, rules or regulations with respect to its requirements, we will likely need to comply with those new requirements in order for our securities to become eligible, or continue to be eligible, for resale by security holders in those states or other jurisdictions.

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In addition, aside from the exemption from registration provided by NSMIA, we believe that our securities may be eligible for resale in various states without any notice filings or fee payments, based upon the availability of applicable exemptions from such states’ registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

The various states and other jurisdictions can impose fines on us or take other regulatory actions against us if we fail to comply with their securities laws. Although we are taking steps to help ensure that we will conduct all offers and sales in this Offering in compliance with all Blue Sky laws, there can be no assurance that we will be able to achieve such compliance in all instances, or avoid fines or other regulatory actions if we do not achieve compliance.

Purchasers under this Offering should consult with their own professional advisers with respect to restrictions on the transferability of the securities offered hereunder.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Shares immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Shares in the secondary market.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least 12 months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

; provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

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As of September 13, 2021, there at 20,436,339 restricted shares of Common Stock of the Company. Such shares may become eligible for resale under Rule 144 of the Securities Act.

Equity Purchase Agreement

On December 3, 2019, we executed an Equity Purchase Agreement with Crown Bridge Partners, LLC (“Crown Bridge” or the “Selling Stockholder”), which was finalized and effected on December 12, 2019 (the “Equity Line”). Under the Equity Line, we have the right, but not the obligation, to sell to Crown Bridge, and Crown Bridge is committed to purchase, on an unconditional basis, shares of our Common Stock (the “Put Shares”) for an aggregate price of up to $5,000,000 (the “Maximum Commitment Amount”). The term of the Equity Purchase Agreement commenced on December 3, 2019 and will end on the earlier of (i) the date on which the Selling Stockholder has purchased Put Shares pursuant to the Equity Purchase Agreement equal to the Maximum Commitment Amount, (ii) December 3, 2022, or (iii) written notice of termination by the Company.

The Company’s right to deliver a put notice commences on the date a registration statement registering the Put Shares becomes effective. Upon delivery of a put notice, the company must deliver the Put Shares requested as Deposit Withdrawal at Custodian (DWAC) shares to the Selling Stockholder within two trading days. In connection with the transactions contemplated by the Equity Purchase Agreement, the Company is required to register the Put Shares with the SEC.

The amount of proceeds the Company receives pursuant to each put notice is determined by multiplying the number of Put Shares requested, by the applicable purchase price. The purchase price for each put notice shall be equal to 80% of the lesser of the (i) “market price,” defined as the lowest traded price per share for any trading day during the fifteen (15) trading days immediately preceding delivery of the put notice, or (ii) the valuation price, which is the lowest traded price of the shares during the five trading days following the clearing date associated with the applicable put notice. Within four trading days following the end of the valuation periods, the Crown Bridge Partners will deliver the total proceeds to the Company via wire transfer.

Each put notice shall be (i) in a minimum amount not less than $10,000, and (ii) a maximum amount up to the lesser of (a) $175,000, or (b) 200% of the Average Daily Trading Value. Average Daily Trading Value is defined as the average trading volume of our Common Stock in the fifteen (15) trading days immediately preceding delivery of the respective put notice (the “pricing period”), multiplied by the lowest traded price of the of our shares during the pricing period. We may not deliver a new put notice until ten trading days after the clearing of the prior put notice. Because of these limitations, it is possible that over the term of the Equity line, the Company may not have the ability to fully draw the entire $5,000,000 credit line.

On February 3, 2020, we registered a total of 3,333,334 post-split shares of Common Stock for resale by Crown Bridge under the Equity Line on a Form S-1 (File No. 333-236223) which was declared effective by the SEC on February 11, 2020. To date, we have not drawn down on this equity line. Any sales of Common Stock under our Equity Line will dilute your ownership and would cause the market price of our Common Stock to decline.

LEGAL PROCEEDINGS

There are no material pending legal proceedings to which we are a party or to which any of our property is subject and, to the best of our knowledge, no such actions against us are contemplated or threatened.

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BUSINESS

Business

Fearless Films, Inc. (the “Company”) was incorporated as MYG Corp. in the State of Nevada on July 6, 2000. We subsequently underwent name changes to BisAssist, Inc. on December 21, 2000, to Cody Ventures Corporation on October 11, 2004, and to Paw4mance Pet Products International, Inc. on April 7, 2011. On September 26, 2014, we changed our name to Fearless Films, Inc. in anticipation of the acquisition of Fearless Films (Canada). On November 14, 2014, the Company completed the acquisition of Fearless Films (Canada), which became a wholly-owned subsidiary of the Company.

Our principal executive offices are located at 467 Edgeley Blvd., Unit 2, Concord, ONT L4K 4E9 Canada and our telephone number is (888) 928-0184. Our website address is http://fearless.film. The contents of our website are not incorporated by reference in this Offering Circular.

Our auditors have issued an opinion that raises substantial doubt about the Company’s ability to continue as a going concern based on our current financial position. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future, and/or its ability to obtain the necessary financing to meet its obligations and repay liabilities from normal business operations when due. Management intends to finance operating costs over the next twelve months with existing cash on hand, revenues, if revenues are generated from operations, and/or the sale and issuance of Common Stock, and/or the issuance of debt.

Business Development

On November 14, 2014, we completed the acquisition of Fearless Films (Canada). The intent of the acquisition was to engage in the business of providing professional services for short film and full-length feature film productions, distribution and related services. In connection with the acquisition, Fearless Films (Canada) became our wholly-owned subsidiary and the former stockholders of Fearless Films (Canada) obtained control of the consolidated entity. On September 23, 2014, in connection with the acquisition of Fearless Films (Canada), we approved a one share for 1,000 shares (1:1,000) reverse split of our outstanding Common Stock.

On September 21, 2018, we finalized negotiations with most of the holders of certain company debt and entered into agreements to restructure our capital. Thus, in exchange for cancelling debt with a total value of $120,845.80, the debt was converted into 129,845,200 shares of our Common Stock. The debt ranged in age from four months to nearly four years. At the same time, we issued a total of 3,300,000 shares of Common Stock to three directors in consideration for their service on the board of directors and, in the case of our CEO, for past services performed for the Company in his capacity as CEO since March 2013. Also on the same date, we issued 30,250,000 shares of Common Stock pursuant to the Fearless Films (Canada) acquisition and the Administrative Services Agreement referenced above. As of December 31, 2018, and following these actions, 316,543,316 shares of Common Stock were issued and outstanding.

On December 12, 2019, we finalized an Equity Line with Crown Bridge Partners, LLC, pursuant to the terms of the Equity Purchase Agreement executed December 3, 2019. Under the Equity Line, we have the right, from time to time, to deliver a put notice for a number of shares of Common Stock that Crown Bridge Partners is committed to purchase, for an aggregate amount up to $5,000,000 until December 3, 2022. Each put notice is subject to certain volume limitations. Shares issued under the Equity Line must be registered with the SEC, which was accomplished by the registration statement on Form S-1 for the resale of shares that was declared effective on February 11, 2020.

On December 8, 2020, we effected a reverse stock split of its issued and outstanding shares of Common Stock on a one share for ten share (1:10) basis. The reverse stock split was approved on October 26, 2020 unanimously by our board of directors and by a majority of our Common Stock voting power. All references to our Common Stock hereafter shall reflect the one for ten shares reverse stock split, unless otherwise noted.

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Fearless Films (Canada) is an independent full-service production company and has been positioning itself to ultimately produce top quality entertainment. We intend to specialize in short film and feature film production in addition to script writing, copywriting, fulfillment and distribution. Because of a lack of adequate funding, we have not realized revenues since our acquisition, but management believes we are in a position to become fully operational with the infusion of new capital. Since inception and prior to our acquisition, Fearless Films (Canada) has produced more than ten films and also a pilot for a series, The My Ciccio Show.

We are currently engaged in the business of providing professional services for all forms of short film and full-length feature film productions, ranging from directing and creative directing through post-production and fulfillment. Our business is operated though our subsidiary, Fearless Films (Canada), an independent full-service production company. Our primary business is video production services. Video projects are divided into four parts: (i) pre-production, (ii) production, (iii) post-production and (iv) distribution. During pre-production, the client describes the need and the purpose of the production. Production is the part of the process where raw materials that will be formed into the final product are created. This could include such activities as recording material in one or more cameras to produce 2d and 3d effects. Post-production is where the first rough cut of the final product is created. Client input is then used to create the final version of the production.

Our primary markets are Media & Entertainment companies (short films, feature films, TV drama, broadcast programs), Animation and Multimedia companies. We provide directing, creative, video capture, video editing and full range of post-production services to these target markets.

Because our business is customer driven, our revenue requirements will be reviewed and adjusted based on sales. Costs associated with operating as a public company are included in management’s budget. Management will be responsible for the preparation of much of the required documents to keep the costs to a minimum.

Description of Products and Services

Fearless Films (Canada) offers itself as a full-service video production provider. Services include production elements such as creative brief, script writing, talent acquisition, voice overs, soundtracks and graphical animation. Our primary markets for services are directors, writers, and those in need of post-production and distribution / fulfillment. We intend to rely on Victor Altomare to oversee these services due to his extensive industry experience and technical and creative expertise. Many of these tasks will be carried out by consultants and contract specialists.

Video and Film Production

We are capable of producing short film and full-length feature films. We can handle the full project development cycle, from directing and creative directing through post-production and fulfillment, depending on the needs of the client. We use professional film equipment and record films in formats such as high definition, Full HD and 4k, resulting in cinema-quality output. Through our industry relationships, management believes we can obtain filming locations at competitive prices, procure staging and lighting in addition to facilitating full post-production needs and demands.

Animation and Special Effects

Our network of video studio specialists can develop computer graphics: 2-d and 3-d animation, motion design and visual effects on behalf of our clients.

Talent Acquisition

Fearless Films (Canada) assists producers in in identifying on-screen talent, script writers and other film creatives such as makeup artists and creative directors.

Editing

Our editing specialists carry out editing, make corrections and suggestions, and then implement color correction and final mixing of sound.

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Distribution

From a business perspective, our primary goal is to maximize revenues and seek to maximize the return on investment for our stockholders. However, there can be no assurance that this goal will be achieved or that increased revenues will equate to a higher return on investment. The ultimate commercial success of any video product is dependent on its distribution. Our primary market of service is Canada and the United States. Through our industry connections, we can arrange distribution for our clients’ films, including both theatrical and digital distribution.

We plan to approach prospective distributors with completed trailers, thus potentially enhancing bargaining positions with respect to negotiating the terms of distribution arrangements. We also plan to present trailers at the major film markets held each year in the USA.

We have full interest in the theatrical film “The Great Chameleon.” The movie, produced in 2012 and released in 2013, features actors Stacy Keach, Robert Davi and Victor Altomare, who was also co-writer and co-producer of the film. The Great Chameleon is available for streaming distribution through Amazon Video (UK) and for rent or purchase through various outlets and services.

Marketing and Sales

Our current service scope is geared primarily towards directors, writers, and people in need of post-production and distribution/fulfillment. Our marketing strategy includes a diverse range of promotional communications. Our primary marketing channel is professional networking, using the existing industry connections that we have. A key component of our marketing strategy is to seek alliances with video companies that have industry credibility, presence, and distribution. Our professional networking efforts also include attending trade shows, industry events, meetings and seminars at events such as the Professional Videographers Association, Association of Video Professional, Digital Video Professionals Association. In terms of geography, our target markets are in North America. We also use online marketing as part of efforts to attract customers and promote and distribute our products. Our primary online interface is through our website. We supplement this with online marketing efforts, including advertising, links from Internet directories to our website and referrals from blogs. Our plan is to use Search Engine Optimization (SEO) to have Fearless Films show near the top of the list of relevant Internet searches.

Our Business Strategy

Our strategy has two elements: (i) utilize our current connections and skills to build a revenue-producing film services business; and (ii) become an independent producer of television and movie content.

We are currently focused on providing video production services to professional video production companies. Video projects are divided into four parts: (i) pre-production, (ii) production, (iii) post-production and (iv) distribution. During pre-production, the client describes the need and the purpose of the production. We then handle everything from directing and creative directing through post-production and fulfillment, depending on the needs of the client. Our services include Video, TV and film production; talent selection; distribution; animation and special effects; editing; sound mixing; creative writing; and a full range of post-production services.

Our marketing strategy includes a diverse range of promotional communications. Our primary marketing channel is professional networking, using management’s existing industry connections. A key component of this strategy is to seek alliances with video companies that have industry credibility, presence, and distribution. Our networking efforts include attending trade shows, meetings, seminars and industry events. We also use our website for marketing to attract customers and promote and distribute our products. We intend to add online marketing, including advertising, links from Internet directories to our website, referrals from blogs, and Search Engine Optimization (SEO) to have Fearless Films show near the top of the list of relevant Internet searches.

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Competition

The television and movie production industries are intensely competitive. Competition comes from companies within the same business and companies in other entertainment media that create alternative forms of entertainment. The industry is currently evolving in such a way that certain multinational multimedia firms will be able to dominate this space because of their control over key film, magazine, and television content, as well as key network and cable outlets. These organizations have numerous competitive advantages, such as the ability to acquire financing for their projects and to make favorable arrangements for the distribution of completed product. All of our competitors will likely be organizations of substantially larger size and capacity, with far greater financial and personnel resources and longer operating histories. Competitors may be better able to acquire properties, personnel and financing, and enter into more favorable distribution agreements. Our future success will largely depend on public taste, which is both unpredictable and susceptible to rapid change. As an independent production company, we most likely will not have the backing of a major studio for production and distribution support. Consequently, we may not be able to complete a distribution deal.

In order to be competitive, we intend to create and/or acquire innovative concepts that may appeal to a wide range of public tastes both in the United States and abroad. Moreover, by producing our products in Canada we believe that we will be able to significantly reduce production costs and, thereby offer our products to distributors at competitive pricing.

There are many companies in the Motion Picture & Video Production market, most of which are larger, more experienced and better financed that Fearless Films. Currently, our competitive position within the industry is small because our operations have been limited by available cash. We believe we have the ability to compete favorably as a freelance video production company in the Media & Entertainment industry because of the following:

●	expertise of management;
●	flexibility; and
●	value in pricing.

However, if we are not able to compete successfully against our current and future competitors, it will be difficult to acquire and retain clients. We would then experience revenue declines, reduced operating margins, loss of market share and diminished value in our services. Thus, it will be important that we engage and retain qualified and experienced personnel and develop a strong marketing strategy.

Research and Development

The market for our services is characterized by rapidly changing technology, evolving industry standards and frequent technology shifts and introductions. We believe that our future success depends in large part upon our ability to continue to adopt the functionality and standards of new film production technology. We intend to extend the functionality of our technology and develop new products by continuing to invest in our tools and studio infrastructure.

Most development work for our customers is conducted in-house. We also use independent contractors to assist with certain product development activities. We believe our future success relies on continued service offerings and enhancement. To accomplish this objective, we intend to seek to improve delivery reliability, advance and broaden employed technologies while maintaining or reducing production costs. In addition, we actively investigate new production equipment and standards.

We intend to continue to focus on services innovation, quality improvement, performance enhancement and on time delivery while striving for delivered product cost improvements to promote added value for our services. We seek growth opportunities through the development of new applications for existing services, technological improvements for both new and existing markets and the acquisition and development of new tools/products and competencies.

Production

The Company intends to produce its trailers and movies at the lowest possible cost consistent with the quality that it seeks to achieve. We will attempt to avoid substantial overhead associated with major production companies by maintaining minimal staff. We own some production equipment, but will adopt the standard Industry practice of renting production facilities and equipment and engaging freelance production staff on an “as-needed” basis.

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We expect the total production period for a company-produced trailer to generally continue for as long as three months and, in some instances, even longer. Feature-length movie production may take up to 12 months or longer. Multiple projects may run concurrently, should we have sufficient funds available to do so.

Strategic Relationships

We currently do not have any material strategic relationships. Management’s goal is to seek out and develop meaningful relationships with individuals and entities that can enhance the fulfillment of our business plan.

Intellectual Property

As a general practice, we will rely upon patent, copyright, trademark and trade secret laws to protect and maintain our proprietary rights for our products. There are no inherent factors or circumstances associated with this industry, or any of the products or services that we expect to be providing that would give rise to any patent, trademark or license infringements or violations. We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions. Our web domain and IP address as well as company information will be protected by our domain host. We do not own, either legally or beneficially, any patents or trademarks.

Rights to motion pictures are granted legal protection under the copyright laws of the United States and most foreign countries, including Canada. These laws provide substantial civil and criminal penalties for unauthorized duplication and exhibition of motion pictures. Motion pictures, musical works, sound recordings, artwork, and still photography are separately subject to copyright under most copyright laws. We plan to take appropriate and reasonable measures to secure, protect, and maintain copyright protection for all of our products under the laws of the applicable jurisdictions. Motion picture piracy is an industry-wide problem.

Under the copyright laws of Canada and the United States, copyright in a motion picture is automatically secured when the work is created and “fixed” in a copy. We intend to register our films for copyright with both the Canadian Copyright Office and the United States Copyright Office. Both offices will register claims to copyright and issue certificates of registration, but neither will “grant” or “issue” copyrights. Only the expression (camera work, dialogue, sounds, etc.) fixed in a motion picture can be protected under copyright. Copyright in both Canada and the United States does not cover the idea or concept behind the work, or any characters portrayed in the work. Registration with the appropriate office establishes a public record of the copyright claim.

Ordinarily, a number of individuals contribute authorship to a motion picture, including the writer, director, producer, camera operator, editor and others. Under the laws of both the United States, and Canada, these individuals are not always considered the “authors,” however, because a motion picture is frequently a “work made for hire.” In the case of a work made for hire, the employer, not the individuals who actually created the work, is considered the author for copyright purposes. We intend all of our films to be works made for hire in which we will be the authors and thereby own the copyright to our films.

Canada’s copyright law is distinguished from that of the United States by recognizing the moral rights of authors. Moral rights refer to the rights of authors to have their names associated with their work, and the right to not have their work distorted, mutilated or otherwise modified, or used in association with a product, service, cause or institution in a way that is prejudicial to their honor or reputation. Moral rights cannot be sold or transferred, but they can be waived. We intend that all individuals who contribute to the creation of any of our motion pictures will be required to waive any such moral rights that they may have in the motion picture.

For copyright purposes, publication of a motion picture takes place when one or more copies are distributed to the public by sale, rental, lease or lending. Publication also refers to an offering made to distribute copies to a group of persons (wholesalers, retailers, broadcasters, motion picture distributors, and the like), for purposes of further distribution or public performance. A work that is created (fixed in tangible form for the first time) on or after January 1, 1978, is automatically protected from the moment of its creation. The work is ordinarily given a term enduring for the author’s life plus an additional 70 years after the author’s death. For works made for hire, the duration of copyright will be 95 years from publication or 120 years from creation, whichever is shorter.

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Although we plan to copyright all of our film properties and projects, there is no practical protection from films being copied by others without payment to us, especially overseas. We may lose an indeterminate amount of revenue as a result of motion picture piracy. Being a small company, with limited resources, it will be difficult, if not impossible, to pursue our various remedies. Motion picture piracy is an international as well as a domestic problem. It is extensive in many parts of the world.

Government Regulations

We are aware that the cost of producing and distributing filmed entertainment has increased substantially in recent years. This is due, among other things, to the increasing demands of creative talent as well as industry-wide collective bargaining agreements. Many screenplay writers, performers, directors and technical personnel in the entertainment industry who will be involved in our productions, are members of guilds or unions that bargain collectively on an industry-wide basis. We have found that actions by these guilds or unions can result in increased costs of production and can occasionally disrupt production operations. If such actions impede our ability to operate or produce a motion picture, it may substantially harm our ability to earn revenue and result in our business to fail.

We intend to use non-unionized talent whenever possible to reduce our costs of production. Notwithstanding, many individuals associated with our productions, including actors, writers and directors, will be members of guilds or unions, that bargain collectively with producers on an industry-wide basis from time to time. Our operations will be dependent upon our compliance with the provisions of collective bargaining agreements governing relationships with these guilds and unions. Strikes or other work stoppages by members of these unions could delay or disrupt our activities. The extent to which the existence of collective bargaining agreements may affect us in the future is not currently known.

Industry Background

Movie Distribution

We believe that the availability of low-cost, high-quality production equipment combined with the ability to distribute product via the Internet, may be fundamentally changing the way feature-length movies are distributed. Often, a movie that was accepted by a distributor would see a revenue split, reasonably expected in the 50-50 range, with no guarantee of distribution or revenue. In some cases, an up-front payment might be paid to offset production costs. Today, movies can be self-distributed via the Internet without the involvement of a distributor. This said, there are material costs associated with Internet marketing and those costs could render the movie unprofitable. Independent films, such as the Company produces, may be inexpensive to produce, but they are very difficult to have been seen. Submissions to film festivals are an attempt to attract distributors, but there is no guarantee that film festivals will generate any distribution agreements.

United States Television Distribution

Television rights in the United States are generally licensed first to pay television for an exhibition period following home video release. Thereafter, they go to network television for an exhibition period, then to pay television again, and finally syndicated to independent stations. Therefore, the owner of a property may receive payments resulting from television licenses over a period of six years or more.

Cable and Pay Television

Pay television rights include rights granted to cable, direct broadcast satellite, microwave, pay per view and other services paid for by subscribers. Cable and pay television networks usually license properties for initial exhibition commencing six to twelve months after initial domestic theatrical release, if any, as well as for subsequent showings. Some pay television services have required exclusivity as a precondition to such contracts. The pay television market is characterized by a large number of sellers and few buyers. However, the number of properties utilized by these buyers is extremely large.

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Network Television

In the United States, broadcast network rights are granted to ABC, CBS, NBC, FOX or other entities formed to distribute programming to a large group of stations. Commercial television networks in the United States license properties for a limited number of exhibitions.

Television Syndication

If the producer has entered into a commercial television network license, the property may be shown shortly after its completion through a number of outlets. This activity, known as “syndication,” has become an important source of revenues as the number of, and competition for, programming among local television stations has increased.

Foreign Television Syndication

Properties are now being licensed in foreign television market in a manner similar to that in the United States. The number of foreign television stations, as well as the modes of transmission such as pay, cable, network and satellite, have been expanding rapidly and the value of such markets has been likewise increasing. Management believes that this trend will continue to expand. Producers may license properties to foreign television stations during the same period they license such properties to television stations in the United States. However, governmental restrictions and the timing of the initial foreign theatrical release of the property in the territory, may delay exhibition of such properties in such territory.

Re-licensing

Collective retained rights in a group of previously produced properties is often a key asset, as such properties may be re-licensed in the pay and commercial television, home video and non-theatrical markets.

Industry Segments

No information is presented regarding industry segments. We are presently an emerging company engaged in the business of providing professional services for all forms of short film and full-length feature film productions.

Plan of Operation

We are a television and movie production company providing production services to film producers and others. Over the next 12 to 24 months, we have plans to undertake production of a full-length feature film under our own name, based on a script that we will select.

During the next 12 months we intend to concentrate our efforts in two areas; (i) administration, and (ii) film development. Administrative costs will include the expense of maintaining our public company status, including legal and accounting fees, as well expenses for maintaining our principal place of business and other operating facilities, for salaries and compensation for key personnel. We estimate these costs to be approximately $275,000, of which $100,000 will be costs for reporting and compliance with public company obligations. Our film development budget is expected to be between $3.0 million and $5.0 million. Typical film budgets break down along the lines of; (i) 10% for writing, (ii) 20% for the cast, (iii) 50% for production, (iv) 15% for post-production, and (v) 5% for other costs.

We anticipate that our first planned production will be based on the following time and cost estimates: (i) Script development–approximately three months at a cost of $75,000; (ii) Storyboarding–approximately two months for a cost of $10,000; (iii) Pre-production, including sourcing equipment and talent–approximately two months and $1.0 million; Production–approximately three months and $2.0 million; and (v) Post-production–approximately four months and $2.0 million.

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At this time management is not able to predict when it will identify our first project and precisely how financing will be secured. Management continues to explore and investigate potential projects and a final decision will be based on the perceived potential merit of the project and the feasibility of securing necessary funding.

Management anticipates that it will be able to use its network of contacts and industry relationships as a potentials sales team. As future revenue increases, we plan to hire a sales team, but currently there are no agreements or arrangements in place for the sales team.

We expect that financing to fund our future plans will come from private issuances of our securities, debt and/or equity. There can be no assurances that the company will be able to raise the necessary funds when needed.

Employees

We currently have no full-time employees. We are currently in the early stage of developing our business plan, during which we intend to rely exclusively on the services of our officers and directors to set up our business operations. We believe that our operations are currently on a small scale that is manageable by our officers and directors.

Film production professionals we plan to use will be considered independent contractors. We do not intend to enter into any employment agreements with any of these professionals. Thus, these persons are not intended to be employees of the Company.

Our future success will depend, in part, on our ability to continue to attract, retain and motivate highly qualified technical, marketing, production and post-production contract workers.

Our President and Chief Executive Officer, Victor Altomare, provides services to us pursuant to a consulting agreement, effective as of January 1, 2019. The consulting agreement has an indefinite term, which can be terminated by either party with a requisite 180 days’ written notice to the other party, or at any time by mutual agreement. Mr. Altomare is to receive $5,000 per month and reimbursed for certain out-of-pocket business expenses. The Company contains confidentiality and non-interference terms but does not contain a non-competition clause which would prevent Mr. Altomare from competing with us.

Description of Property

Our principal corporate offices are located at 467 Edgeley Blvd., Unit 2, Concord, ONT L4K 4E9 Canada and our telephone number is (888) 928-0184. These facilities are offered to us on a rent-free basis by one of our stockholders. The location includes office space and meeting room, video editing, mixing and sound production facilities.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth the name, age and position of our present directors and executive officers as of the date of this Offering Circular.

Name	Age	Position
Victor Altomare	53	Chairman of the Board, Chief Executive Officer, President and Interim Chief Financial Officer (Principal Executive Officer) (Principal Financial and Accounting Officer)

Robert Davi	69	Director

Eugene Gelsomino	39	Director

Goran Kalezic	58	Director

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We presently anticipate considering new, qualified persons to become directors in the future, although no new appointments or arrangements have been made as of the date hereof.

All directors serve for a one-year term until their successors are elected or they are re-elected at the annual stockholders’ meeting. Officers hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

There is no arrangement, agreement or understanding between any of the directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer. Also, there is no arrangement, agreement or understanding between management and non-management stockholders under which non-management stockholders may directly or indirectly participate in or influence the management of our affairs.

Business Experience

The business experience of each person listed above during the past five years is as follows:

Victor Altomare was appointed as the Chief Executive Officer, President, Interim Chief Financial Officer on September 27, 2020. Mr. Altomare co-founded the Company’s operating subsidiary, Fearless Films (Canada) in 2010 and serves as its President and CEO. Mr. Altomare Victor Altomare is an actor and producer, known for The Great Chameleon (2012), Get the Sucker Back (2015) and Bag the Wolf (2000). Mr. Altomare studied acting at Academy of Canadian Cinema & Television in Toronto before studying under Hollywood director Tom Logan. Mr. Altomare has been involved in more than 50 productions, including more than 10 films whereby he was the production lead.

Robert Davi is an award-winning actor, screenwriter, director, producer and jazz vocalist with over 140 film and TV credits. From his portrayal of the opera singing baddie in The Goonies and one of the most popular James Bond villains, Franz Sanchez in License to Kill, to FBI Special Agent Big Johnson in Die Harder Al Torres in Showgirls, to most recently Leo Marks in The Iceman, Robert Davi is one of the film industry’s most recognized tough guys. He has also starred on the small screen in hit shows like Profiler, Stargate Atlantis, Criminal Minds and CSI. He is also a top vocalist in interpreting the Great American Songbook, playing to sold-out audiences at venues like the Venetian in Las Vegas as a headliner, the Harry Chapin Theater in East Meadow, Long Island and the Orleans in Las Vegas. His debut album, Davi Sings Sinatra -On the Road to Romance, produced by Phil Ramone rose to number six for several weeks on Billboard’s Jazz Charts.

Goran Kalezic was a co-founder of Fearless Films (Canada) and is a writer and director, known for The Great Chameleon (2012) –recognized as a revolutionary comedy on major digital platforms, The Bartender (2005) –voted audience favorite at Indyfest, Bag the Wolf (2000) –played nationwide on primetime networks, and Only Minutes (1998) –Finalist at the Hollywood Film Festival. He is also the author of Dostoevsky’s Anarchists: A Screenplay Adaptation of Dostoevsky’s Demons (2018).

Eugene Gelsomino has been a Director of Fearless Films since January of 2018. Since 2016, he has acted as managing partner at Church Aperitivo Bar on Queen St W in Toronto, Ontario. Mr. Gelsomino’s main focus is on creating partnerships and marketing strategies to generate and drive business as well as to facilitate the booking of private and corporate functions. From 2013 to the present, he has been co-producer with Fearless Films, responsible for ensuring that projects stay on their production schedules and within budget. He is also responsible for post-production efforts including arranging and selling film distribution rights

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Significant Employees

We do not have any significant employees other than our current director and executive officers named in this Offering Circular.

Family Relationships

There are no family relationships between our officers and directors.

Involvement in Certain Legal Proceedings

No director, officer, person nominated to become a director or officer of our of our Company or subsidiary has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Director Independence

The Company’s Common Stock is traded on the OTC Pinks, which does not impose any independence requirements on the board of directors or the board committees of the companies whose stock is traded on that market. The Company has decided to adopt the independence standards of the Nasdaq listing rules in determining whether the Company’s directors are independent. Generally, under those rules a director does not qualify as an independent director if the director or a member of the director’s immediate family has had in the past three years certain relationships or affiliations with the Company, the Company’s auditors, or other companies that do business with the Company. The Company’s Board of Directors has determined that Mr. Davi, Mr. Kalezic, and Mr. Gelsomino are qualified as an independent director under those Nasdaq rules, and accordingly, would have been qualified under those rules to serve on a compensation committee or a nominating committee, if the Company had established such committees of the Company’s Board of Directors. Mr. Altomare is not an independent director due to the fact that he is an executive officer of the Company

Audit Committee

We currently do not have a separately standing Audit Committee due to our limited size, and our board of directors performs the functions that an Audit Committee would otherwise perform.

Compensation Committee

We do not have a Compensation Committee due to our limited size, and our board of directors performs the functions that a Compensation Committee would otherwise perform. Our board of directors intends to form a Compensation Committee when needed.

Other Committees

We do not currently have a separately-designated standing nominating committee. Further, we do not have a policy concerning the consideration of any director candidates recommended by security holders. To date, no security holders have made any such recommendations. Our board of directors performs all functions that committees would otherwise perform. Given our board of directors’ present size, it is not practical for us to have committees other than those described above or to have more than two directors on such committees. If we can grow our business and increase our operations, we intend to expand the size of our board of directors and our committees and allocate responsibilities accordingly.

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Potential Conflicts of Interest

Because we do not have an audit or compensation committee comprised of independent directors, the functions that such committees would have performed are performed by our directors. Our board of directors has not established an Audit Committee and does not have a financial expert, nor has our board of directors established a nominating committee. Our Board believes that such committees are not necessary since we only have one director, and to date, such director has been performing such committees’ functions. Thus, there is a potential conflict of interest in that our director and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

Code of Ethics

We currently do not have a code of ethics. It is our intention during the coming year to adopt a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

See Part II. Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Securities and Exchange Commission on April 15, 2020 and Part I. Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the Securities and Exchange Commission on August 18, 2021 incorporated by reference herein.

EXECUTIVE COMPENSATION

See Part III. Item 11. Executive Compensation in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Securities and Exchange Commission on April 15, 2020 and incorporated by reference herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth information as of November 2, 2021, to the best of our knowledge, with respect to each person believed to be the beneficial owner of more than 5% of our outstanding Common Stock, each director and executive officer and by all directors and executive officers as a group. For purposes of disclosure, a person is deemed to be the beneficial owner of any shares of Common Stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days after the date of this report. “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

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Name and Address(1)	Amount and Nature of Beneficial Ownership (2)	Percentage Before Offering (3)	Percentage After Offering (4)

Directors and Officers

Victor Altomare (5)	28,836,989	65.7%	16.65%
Eugene Gelsomino	12,755	*	*
Robert Davi	20	*	*
Goran Kalezic	70,000	*	*
All directors and officers as a group (4 persons)	28,919,764	65.9%	16.69%

5% or more Beneficial Owners

None

*Less than 1%

(1)	Unless otherwise indicated, the address for each person listed above is c/o Fearless Films, Inc., 467 Edgeley Blvd., Unit 2, Concord, ONT L4K 4E9 Canada.
(2)	Unless otherwise indicated, we have been advised that each person named above is the beneficially owner and has voting power over the shares indicated. Under the SEC rules, we include in the number of shares owned by each person, the number of shares issuable under outstanding options or warrants if those options or warrants are exercisable within 60 days of the date of this Annual Report. In calculating percentage ownership, we calculate the ownership of each person who owns exercisable options by adding (i) the number of exercisable options for that person only to (ii) the number of total shares outstanding and dividing that result into (iii) the total number of shares and exercisable options owned by that person.
(3)	Percentage ownership is based on 33,895,157 shares of Common Stock outstanding as of October 26, 2021.
(4)	Percentage ownership is based on 176,752,300 shares of Common Stock based on $0.07 per Unit and assuming the Maximum Amount of Units are sold in this Offering. Excludes shares of Common Stock issuable upon the exercise of Warrants underlying the Units.
(5)	The share amount for Mr. Altomare includes 10,000,000 shares of Common Stock that are issuable upon conversion of 1,000,000 shares of Series A Preferred Stock owned by Mr. Altomare, whereby each Preferred share is convertible into ten shares of Common Stock. Each share of Series A Preferred Stock also includes super voting rights whereby, Mr. Altomare is entitled to 100 votes over that of each common share on any issue subject to a vote of common stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as set forth below, we have not entered into material transactions with any officer, director, nominee for election as director, or any stockholder owning greater than five percent (5%) of our outstanding shares, nor any member of the above referenced individuals’ immediate family.

On September 21, 2018, the Company entered into an agreement with Victor Altomare, President of Fearless Films (Canada), whereby Mr. Altomare converted $1,133,949.80 in debt owed him by the Company into 161,992,828 pre-split shares of Common Stock. The debt has accumulated since November 2014 and carried no interest.

EXPERTS

Our financial statements as of December 31, 2020 and December 31, 2019 have been included in reliance on the report of Fruci & Associates II, PLLC, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby will be passed upon by Carmel, Milazzo & Feil LLP.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. We hereby incorporate by reference the following information or documents into this Offering Circular:

●	Our Annual Report on Form 10-K for the fiscal year ended December 30, 2020 filed with SEC on April 15, 2021.

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on August 15, 2021.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this Offering Circular or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We urge you to carefully read this Offering Circular and the documents incorporated by reference herein, before buying any of the securities being offered under this Offering Circular. This Offering Circular may add or update information contained in the documents incorporated by reference herein. To the extent that any statement that we make in this Offering Circular is inconsistent with statements made in the documents incorporated by reference herein, you should rely on the information in this Offering Circular and the statements made in this Offering Circular will be deemed to modify or supersede those made in the documents incorporated by reference herein.

You should rely only on the information contained in this Offering Circular or incorporated herein by reference. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular or incorporated herein by reference. You should not rely on any unauthorized information or representation. This Offering Circular is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this Offering Circular is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this Offering Circular, or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this Offering Circular were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We will provide to each holder of the Company’s securities, including any beneficial owner, without charge a copy of any or all of the documents that are incorporated by reference into this Offering Circular, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to:

Fearless Films, Inc.

467 Edgeley Blvd., Unit 2

Concord, Ontario L4K 4E9

Attention: Victor Altomare, CEO

E: Admin@fearless.film

T: (888) 928-0184

48

WHERE YOU CAN FIND MORE INFORMATION

We have filed an Offering Statement on Form 1-A with the SEC under the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the Offering Statement and the exhibits and schedules filed with the Offering Statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. The Offering Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Offering Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the website is www.sec.gov.

49

INDEX TO FINANCIAL STATEMENTS

FEARLESS FILMS, INC.

AND SUBSIDIARY

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

(INCLUDING REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

Audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019

Unaudited interim condensed consolidated financial statements as of June 30, 2021 and for the three-months and six-months ended June 30, 2021 and 2020

50

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Fearless Films, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Fearless Films, Inc. (“the Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ deficiency, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred recurring losses from operations and has a large working capital deficiency and accumulated deficit as of December 31, 2020. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

We have served as the Company’s auditor since 2019.

Spokane, Washington

April 15, 2021

F-1

Fearless Films, Inc.

CONSOLIDATED BALANCE SHEETS

(Expressed in US dollars)

	As at December 31, 2020 $	As at December 31, 2019 $
ASSETS

Cash	39,036	2,779
Prepaid expenses	7,983	1,000
Total current assets	47,019	3,779

Intangible Assets [Note 5]	88,400	-
Total assets	135,419	3,779

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Liabilities
Accounts payable [Note 6]	357,971	417,199
Accrued liabilities	50,195	24,045
Loan payable [Note 7]	367,635	339,248
Convertible note payable - net of debt discount [Note 8]	-	41,555
Total current liabilities	775,801	822,047
Total liabilities	775,801	822,047

Stockholders deficiency
Preferred stock, $0.001 par value, 20,000,000 authorized. 1,000,000 shares issued and outstanding as at December 31, 2020 and December 31, 2019 respectively [Note 9]	1,000	1,000
Common stock, $0.001 par value, 500,000,000 authorized, 32,295,157 and 31,655,005 shares issued and outstanding as at December 31, 2020 and December 31, 2019 respectively [Note 9]	32,295	31,655
Common stock to be issued [Note 9]	878,353	-
Additional paid-in-capital	3,598,688	2,861,700
Accumulated other comprehensive income	166,667	396,853
Accumulated deficit	(5,317,385)	(4,109,476)
Total stockholders deficiency	(640,382)	(818,268)
Total liabilities and stockholders deficiency	135,419	3,779

Going Concern [Note 3]

Subsequent events [Note 12]

See accompanying notes

F-2

Fearless Films, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Expressed in US dollars)

	Year ended December 31, 2020	Year ended December 31, 2019
	$	$
REVENUE	-	-

EXPENSES
General and administrative	4,440	37,848
Consulting Expenses [Note 11]	800,000	300,000
Management fees [Note 10]	133,690	158,346
Professional fees [Note 11]	1,379,146	87,780
Total operating expenses	2,317,276	583,974

(Loss) / Gain on settlement of payables [Note 8 & 11]	914,008	-
Interest Expense [Note 7]	(20,910)	(9,510)
Amoritization of debt discount [Note 8]	(8,445)	(1,555)
Financing Cost [Note 7]	-	(50,000)
Exchange (Loss) / Gain	224,714	(1,865)
Net (loss) income before income taxes	(1,207,909)	(646,904)

Income taxes	-	-
Net (loss) income	(1,207,909)	(646,904)

Foreign currency translation adjustment	(230,186)	(1,636)
Comprehensive (loss) income	(1,438,095)	(648,540)

(Loss) earnings per share – basic and diluted	(0.04)	(0.02)

Weighted average number of common shares – basic and diluted	31,873,167	31,655,005

See accompanying notes

F-3

Fearless Films, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY

(Expressed in US dollars)

	Preference stock		Common stock		Common stock to be issued		Additonal paid-in	Accumulated other compreshensive	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	capital	income	deficit	Total
		$		$		$	$	$	$	$
As at December 31, 2018	1,000,000	1,000	31,655,005	31,655	-	-	2,851,700	398,489	(3,462,572)	(179,728)

Foreign currency translation	-	-	-	-	-	-	-	(1,636)	-	(1,636)

Debt Discount - BCF on convertible note payable	-	-	-	-	-	-	10,000	-	-	10,000

Net loss for the period	-	-	-	-	-	-	-	-	(646,904)	(646,904)
As at December 31, 2019	1,000,000	1,000	31,655,005	31,655	-	-	2,861,700	396,853	(4,109,476)	(818,268)

Share Subscription for cash	-	-	370,152	370	585,569	878,353	554,858	-	-	1,433,581
Shares issued for acquisition of intangible assets	-	-	170,000	170	-	-	88,230	-	-	88,400
Shares issued for repayment of convertible notes	-	-	100,000	100	-	-	93,900	-	-	94,000
Foreign currency translation	-	-	-	-	-	-	-	(230,186)	-	(230,186)
Net loss for the period	-	-	-	-	-	-	-	-	(1,207,909)	(1,207,909)
As at December 31, 2020	1,000,000	1,000	32,295,157	32,295	585,569	878,353	3,598,688	166,667	(5,317,385)	(640,382)

See accompanying notes

F-4

Fearless Films, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in US dollars)

	Year ended December 31, 2020 $	Year ended December 31 2019 $

OPERATING ACTIVITIES
Net (loss) income	(1,207,909)	(646,904)

Adjustments to reconcile net income (loss) to net cash used in operations:
Loss/(Gain) on settlement of accounts and loans payables	(914,008)	-
Amortization of debt discount	8,445	1,555
Financing Cost	-	50,000

Changes in operating assets and liabilities:
Prepaid expenses	(6,963)	19,729
Accounts payable	894,994	315,702
Accrued liabilities	25,858	11,943
Cash used in operating activities	(1,199,583)	(247,975)

FINANCING ACTIVITIES
Issue of Shares for cash	1,433,581	-
Proceeds from Loans Payable	28,000	248,103
Cash provided by financing activities	1,461,581	248,103

Net increase (decrease) in cash during the period	261,998	128

Effect of foreign currency translation	(225,741)	(1,049)

Cash at beginning	2,779	3,700
Cash at end	39,036	2,779

Non Cash Transactions
Settlement of convertible note through issuance of common shares	50,000	50,000

Additional cash flow information
Interest paid	-	-
Taxes paid	-	-

See accompanying notes

F-5

Fearless Films, Inc.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020 and 2019
(Expressed in US dollars)

1. NATURE OF OPERATIONS

Fearless Films, Inc. (the “Company “) was incorporated in the State of Nevada as MYG Corp. on July 06, 2000. The Company changed its name from time to time and its latest name change was from Paw4mance Pet Products International, Inc. to Fearless Films, Inc. effective from November 19, 2014.

Pursuant to Share Exchange Agreement dated August 5, 2014 and its subsequent amendments effective from that date, the Company acquired 100% of the issued and outstanding shares of a Canadian based entity, Fearless Films Inc. (“Fearless”) in exchange for 1,000,000 Preferred Shares and 30,000,000 Common Shares of the Company. As a result of the Share Exchange, Fearless is now a wholly-owned subsidiary of the Company. This transaction was accounted for as a reverse merger. Consequently, the assets and liabilities and the historical operations reflected in the consolidated financial statements for the periods prior to August 5, 2014 are those of Fearless and are recorded at the historical cost basis. After August 5, 2014, the Company’s consolidated financial statements include the assets and liabilities of both Fearless and the Company and the historical operations of both after that date as one entity. Fearless was incorporated on January 23, 2008 under the laws of the Province of Ontario, Canada. The Company is engaged in providing post production facilities and services and on-site and off-site off-line suites for television series and feature films. Both the Companies did not have any revenue since inception, as these were primarily engaged in the business development activities.

Pursuant to Share Exchange Agreement as explained above, the Company also effected a reverse split of its common stock by 1 share for 1,000 shares.

On October 26, 2020 the Company approved a reverse stock split of its issued and outstanding shares of common stock on a one share for 10 shares (1:10) basis. The reverse stock split was effected on December 8, 2020 with no change in par value. As a result of reverse stock split, the issued and outstanding common stock shares decreased to 32,295,157.

2. BASIS OF PRESENTATION, MEASUREMENT AND CONSOLIDATION

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in United States dollars (“USD”).

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair statement of the financial position, results of operations and cash flows for the years ended December 31, 2020 and 2019 have been included. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Fearless. Significant intercompany accounts and transactions have been eliminated.

3. GOING CONCERN

The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred recurring losses from operations and as at December 31, 2020 and December 31, 2019 and had a working capital deficiency of $728,782 and $818,268 respectively and an accumulated deficit of $5,317,385 and $4,109,476, respectively. Management anticipates the Company will attain profitable status and improve its liquidity through continued business development and additional debt or equity investment in the Company. Management is pursuing various sources of financing.

The Company’s continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance that the necessary debt or equity financing will be available or will be available on terms acceptable to the Company, in which case there may be substantial doubt that the Company will be able to meet its obligations. Should the Company be unable to realize its assets and discharge its liabilities in the

F-6

Fearless Films, Inc.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020 and 2019
(Expressed in US dollars)

3. GOING CONCERN (continued)

normal course of business, the net realizable value of its assets may be materially less than the amounts recorded in the consolidated financial statements. The consolidated financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary should the Company be unable to continue in existence.

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Cash includes cash on hand and balances with banks.

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Areas involving significant estimates and assumptions include, fair value of stock options or services offered, deferred income tax assets and related valuation allowance, and accruals. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Earnings (Loss) Per Share

The Company has adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 260-10 which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Diluted earnings per share exclude all potentially dilutive shares if their effect is anti-dilutive. Series A are convertible into common, and potentially dilutive.

Foreign Currency Translation

The functional currency of the parent Company is United States dollar and the functional currency of the subsidiary is Canadian dollar. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities are translated using the historical rate on the date of the transaction. All exchange gains or losses arising from translation of these foreign currency transactions are included in net loss for the year. In translating the financial statements of the Company’s Canadian subsidiary from its functional currency into the Company’s reporting currency of United States dollars, balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using an average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in accumulated other comprehensive income (loss) in stockholders’ equity. The Company has not, to the date of these consolidated financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

F-7

Fearless Films, Inc.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020 and 2019
(Expressed in US dollars)

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred. During the years ended December 31, 2020 and December 31, 2019, the Company incurred $1,325 and $5,573 respectively in advertising and marketing costs included in General and Administrative costs.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). This standard provides a single set of guidelines for revenue recognition to be used across all industries and requires additional disclosures. The updated guidance introduces a five-step model to achieve its core principal of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted the updated guidance effective January 1, 2018 using the full retrospective method.

Under ASC 606, in order to recognize revenue, the Company is required to identify an approved contract with commitments to preform respective obligations, identify rights of each party in the transaction regarding goods to be transferred, identify the payment terms for the goods transferred, verify that the contract has commercial substance and verify that collection of substantially all consideration is probable. The adoption of ASC 606 did not have an impact on the Company’s operations or cash flows since the Company has not started earning any revenue.

Fair Value of Financial Instruments

ASC 820 defines fair value, establishes a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

●	Level 1 – Valuation based on quoted market prices in active markets for identical assets or liabilities.

●	Level 2 – Valuation based on quoted market prices for similar assets and liabilities in active markets.

●	Level 3 – Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments or interest rates that are comparable to market rates.

F-8

Fearless Films, Inc.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020 and 2019
(Expressed in US dollars)

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

These financial instruments include cash and accounts payable. The Company’s cash, which is carried at fair value, is classified as a Level 1 financial instrument. The Company’s bank accounts are maintained with financial institutions of reputable credit, therefore, bear minimal credit risk.

Intangible Assets

Intangible assets are initially valued at fair value using generally accepted valuation methods appropriate for the type of intangible asset. Intangible assets with definite lives are amortized over their estimated useful lives and are reviewed for impairment if indicators of impairment arise. Intangible assets with indefinite lives are tested for impairment within one year of acquisitions or annually and whenever indicators of impairment exist. The fair value of intangible assets are compared with their carrying values, and an impairment loss would be recognized for the amount by which the carrying amount exceeds its fair value. The Company considers the intangibles acquired as assets with indefinite life and so not amortized.

Convertible Notes Payable

The Company accounted for conversion options embedded in convertible notes in accordance with ASC 815. ASC 815 generally requires companies to bifurcate conversion options embedded in convertible notes from their host instruments and to account for them as free-standing derivative financial instruments. ASC 815 provides for an exception to this rule when convertible notes, as host instruments, are deemed to be conventional, as defined by ASC 815-40.

The Company accounts for convertible notes deemed conventional and conversion options embedded in non-conventional convertible notes which qualify as equity under ASC 815, in accordance with the provisions of ASC 470-20, which provides guidance on accounting for convertible securities with beneficial conversion features. Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt.

Stock Based Compensation

The Company accounts for share-based payments in accordance with the provision of ASC 718, which requires that all share-based payments issued to acquire goods or services, including grants of employee stock options, be recognized in the consolidated statement of operations based on their fair values, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Compensation expense related to share-based awards is recognized over the requisite service period, which is generally the vesting period.

The Company accounts for stock-based compensation awards issued to non-employees for services, as prescribed by ASC 718-10, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the guidelines in ASC 718. The Company issues compensatory shares for services including, but not limited to, executive, management, accounting, operations, corporate communication, financial and administrative consulting services.

F-9

Fearless Films, Inc.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020 and 2019
(Expressed in US dollars)

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements

In August 2018, the FASB issued ASU 2018-13, “Changes to Disclosure Requirements for Fair Value Measurements”, which will improve the effectiveness of disclosure requirements for recurring and nonrecurring fair value measurements. The standard removes, modifies, and adds certain disclosure requirements, and is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company has adopted this pronouncement effective January 1, 2020 with no material impact for the Company on the consolidated financial statements given no fair value measurements at this time.

In June 2018, the FASB issued an accounting pronouncement (FASB ASU 2018-07) to expand the scope of ASC Topic 718, Compensation - Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. The Company has adopted this pronouncement effective January 1, 2019 with no material impact for the Company on the consolidated financial statements given no outstanding equity awards.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets. This Update is intended to improve financial reporting by requiring timelier recording of credit losses on loans and other financial instruments held by financial institutions and other organizations. The underlying premise of the Update is that financial assets measured at amortized cost should be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The allowance for credit losses should reflect management’s current estimate of credit losses that are expected to occur over the remaining life of a financial asset. The income statement will be affected for the measurement of credit losses for newly recognized financial assets, as well as the expected increases or decreases of expected credit losses that have taken place during the period. The new standard is effective for fiscal years and interim periods within those years beginning after December 15, 2022

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This guidance revises the accounting related to leases by requiring lessees to recognize a lease liability and a right-of-use asset for all leases. The new lease guidance also simplifies the accounting for sale and leaseback transactions. This ASU is effective for annual reporting periods beginning after December 15, 2018 and early adoption is permitted. The Company is an emerging growth company and, under the optional 1-year deferral, the Company has adopted this pronouncement effective January 1, 2020 with no material impact for the Company on the consolidated financial statements given no leases at this time.

5. INTANGIBLE ASSETS

Intangible assets were comprised of the following at:

	December 31, 2020 $	December 31, 2019 $

Rights to an online film marketplace	52,000	-
Rights and interests in Films	20,800	-
Film Scripts	15,600	-
Net carrying value	88,400	-

F-10

Fearless Films, Inc.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020 and 2019
(Expressed in US dollars)

5. INTANGIBLE ASSETS (continued)

All intangible assets are considered to be indefinite life assets and not amortized.

6. ACCOUNTS PAYABLE

As at December 31, 2020, total accounts payable include $16,504 payable to directors of the Company.

7. LOANS PAYABLE

During the year ended December 31, 2020, the Company entered into loan agreements with third parties and shareholders and raised in total gross proceeds of $28,000 (December 31, 2019: $248,103).

All loans are unsecured, interest free and repayable on demand within 180 days of written notice of such demand. Implied interest at the rate of 5% per annum has been accrued on all loans outstanding as of December 31, 2020.

As at December 31, 2020, accrued liabilities include implied interest on loans payable of $27,411.

8. CONVERTIBLE NOTES PAYABLE

On December 3, 2019 the Company issued a $50,000 convertible promissory note to Crown Bridge Partners, LLC as a commitment fee in connection with an Equity Purchase Agreement as explained in Note 9. The convertible promissory note matures, in six months from date of issue, on June 3, 2020 may not be prepaid, bears interest at the rate of ten percent (10%) per annum, and is convertible at any time by the holder for all or any part of the outstanding principal amount and accrued interest into shares of the Company’s common stock at the conversion price of $0.25 per share. Any outstanding principal amount and accrued interest as at maturity date bears interest at the rate of twelve percent (12%) per annum. The note bears a beneficial conversion feature given the conversion price of the note is below market price at time of issue. The total discount of $10,000 is to be amortized over the term of the note. During the year ended December 31, 2020, $8,445 (2019: $nil) has been amortized to the statement of operations.

Due to the uncertain future term in which the equity line would be utilized, the full value of the convertible note of $50,000 was expensed as a financing cost on the date of issuance of note.

On July 23, 2020, the Company issued 1,000,000 shares of common stock pursuant to a settlement agreement for the outstanding convertible note. The common shares were issued in consideration of the outstanding principal amount of the note and accrued interest and fair valued at $94,000 resulting in a loss on settlement of $40,992.

9. STOCKHOLDERS’ DEFICIENCY

Share Exchange Agreement

As explained in Note 1 to the consolidated financial statements, on August 5, 2014 the Company acquired 100% of the issued and outstanding shares of Fearless Films Inc. (“Fearless”) in exchange for 1,000,000 Preferred Shares and 30,000,000 Common Shares of the Company. As a result, Fearless became a wholly owned subsidiary of the Company.

Authorized stock

The Company is authorized to issue 500,000,000 common shares with a par value of $0.001 and 20,000,000 preferred shares with a par value of $0.001.

F-11

Fearless Films, Inc.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020 and 2019
(Expressed in US dollars)

9. STOCKHOLDERS’ DEFICIENCY (continued)

Common Stock

As explained in Note 1 to the consolidated financial statements, on September 23, 2014, the Board of Directors and stockholders of the Company approved a Certificate of Amendment to its Articles of Incorporation for a 1:1000 Reverse split of its Common Stock with shares rounded up to the nearest whole number. The Reverse split solely effected the issued and outstanding Common Stock and did not have any effect on the Authorized Common Stock. As a result of the Reverse split, the issued and outstanding Common Stock of the Company decreased from 155,085,275 shares prior to the Reverse split to 155,289 shares following the Reverse split.

As explained in Note 1 to the consolidated financial statements, on October 26, 2020, the Board of Directors and stockholders of the Company approved a Certificate of Amendment to its Articles of Incorporation for a 1:10 Reverse split of its Common Stock with shares rounded up to the nearest whole number. The Reverse split solely effected the issued and outstanding Common Stock and did not have any effect on the Authorized Common Stock. As a result of the Reverse split, the issued and outstanding Common Stock of the Company decreased from 322,944,837 shares prior to the Reverse split to 32,295,157 shares following the Reverse split and $290,649 was reclassified from Common Stock to Additional Paid-In Capital.

On December 3, 2019 the Company entered into a $5,000,000 equity purchase agreement with Crown Bridge Partners and this was finalized on December 12, 2019. Under the terms of the agreement, the Company may put to the investor shares of the Company common stock in minimums of $10,000 to maximums of either $175,000 or 200% of the average trading volume, whichever is less. The agreement may be terminated at any time by the Company or when the total commitment of shares is sold by the Company to the investor. As part of the agreement, the Company issued a $50,000 convertible promissory note convertible at $0.25 per share as a commitment fee (Note 8).

On June 1, 2020, the Company entered into private placement agreements with shareholders for issue of 6,666,667 shares (666,667 shares post reverse split) at a price of $0.15 per common share for a total of $1,000,000 gross proceeds. As at December 31, 2020 gross proceeds received are $627,923. As at December 31, 2020, 3,379,000 shares (337,900 shares post reverse split) have been issued and 807,154 shares (80,715 shares post reverse split) are included in common stock to be issued.

On June 15, 2020, the Company announced their decision to purchase the film “The Lunatic” from the President and CEO of the operating subsidiary. The purchase price will be in the form of common shares and the number of shares will be set by an independent appraisal of the film expected to take place during the fourth quarter of 2021.

On June 17, 2020, the Company announced the acquisition of FilmOla.com, a website for aficionados of film and which can provide a platform for distribution for the Company’s media properties. Payment for this acquisition was in the form of 1,000,000 common shares (100,000 shares post reverse split) of the Company. As at December 31, 2020, these shares have been issued and fair valued at $52,000 based on market price at the time of issue and included in intangible assets.

On June 24, 2020, the Company announced the acquisition of rights to the film, Only Minutes, an addition to the company’s growing library of media titles. Payment for this acquisition was in the form of 200,000 common shares (20,000 shares post reverse split) of the Company. As at December 31, 2020, these shares have been issued and fair valued at $10,400 based on market price at the time of issue and included in intangible assets.

On July 1, 2020, the Company entered into private placement agreements with shareholders for issue of 3,333,333 shares (333,333 shares post reverse split) at a price of $0.15 per common share for a total of $500,000 gross proceeds. As at December 31, 2020 gross proceeds received are $371,615 and the respective 2,477,433 shares (247,743 shares post reverse split) are included in common stock to be issued.

F-12

Fearless Films, Inc.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020 and 2019
(Expressed in US dollars)

9. STOCKHOLDERS’ DEFICIENCY (continued)

On July 1, 2020, the Company entered into a private placement agreement with a third party for issue of 3,333,333 shares (333,333 shares post reverse split) at a price of $0.15 per common share for a total of $500,000 gross proceeds of. As at December 31, 2020 gross proceeds received are $434,043. As at December 31, 2020, 322,520 shares (32,252 shares post reverse split) have been issued and 2,571,102 shares (257,110 shares post reverse split) are included in common stock to be issued.

On July 28, 2020, the Company announced the acquisition of rights to the film, In the Lair, an addition to the company’s growing library of media titles. Payment for this acquisition was in the form of 200,000 common shares (20,000 shares post reverse split) of the Company. As at December 31, 2020, these shares have been issued and fair valued at $10,400 based on market price at the time of issue and included in intangible assets.

On August 24, 2020, the Company announced the acquisition of film script Dead Bounty, another significant addition to the company’s growing portfolio of films and intellectual property. Payment for this acquisition was in the form of 300,000 common shares (30,000 shares post reverse split) of the Company. As at December 31, 2020, these shares have been issued and fair valued at $15,600 based on market price at the time of issue and included in intangible assets.

As at December 31, 2020, the Company has 32,295,157 (December 31, 2019: 31,655,005) shares issued and outstanding common stock (comprising 22,899,680 restricted stock and 9,395,477 unrestricted stock).

Preference Stock

On June 25, 2014, the Board of Directors authorized the following designations for the class of 20,000,000 Preference Shares of the Company of $ 0.001 par value per share:

●	10,000,000 Shares shall be designated “Series A”
Each Preference Share of Series A shall have 100 votes over that of each Common share and shall have rights convertible to 10 Common Shares.

●	10,000,000 Shares shall be designated “Series B”
Each Preference Share of Series B shall have no voting rights or power and shall have rights convertible to 10 Common Shares

On August 5, 2014, the Company issued 1,000,000 Preference Stock Series “A” pursuant to Share Exchange Agreement.

As at December 31, 2020 and December 31, 2019, the Company has 1,000,000 outstanding restricted Preference Stock.

10. RELATED PARTY TRANSACTIONS AND BALANCES

The Company’s transactions with related parties were carried out on normal commercial terms and in the course of the Company’s business. Other than those disclosed elsewhere in the financial statements, the related party transactions and balances are as follows:

On April 1, 2017, the Company entered into a consulting agreement with a shareholder. Pursuant to this agreement, the compensation is $8,200 per month and the duration of the of the agreement is open until terminated by either party. These fees are included in the Management Fees. As at December 31, 2020, this agreement is terminated.

F-13

Fearless Films, Inc.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020 and 2019
(Expressed in US dollars)

10. RELATED PARTY TRANSACTIONS AND BALANCES (continued)

On January 1, 2019, the Company entered into a consulting agreement with a shareholder. Pursuant to this agreement, the compensation is $5,000 per month and the duration of the agreement is open until terminated by either party. These fees are included in the Management Fees.

On October 1, 2019, the Company entered into a loan agreement for $99,000 with a shareholder who is also the brother of the President and CEO of the Company. Pursuant to the loan agreement, the loan is unsecured, interest free and repayable on demand within 180 days of written notice of such demand.

On November 1, 2019, the Company entered into a loan agreement for $85,000 with a shareholder who is also the brother of the President and CEO of the Company. Pursuant to the loan agreement, the loan is unsecured, interest free and repayable on demand within 180 days of written notice of such demand.

On January 1, 2020, the Company entered into a loan agreement for $28,000 with a shareholder who is also the brother of the President and CEO of the Company. Pursuant to the loan agreement, the loan is unsecured, interest free and repayable on demand within 180 days of written notice of such demand.

On June 1, 2020, the Company entered into a share subscription agreement for 2,333,333 common shares (233,333 shares post reverse split) of the Company at $0.15 per share for a total of $350,000, with a shareholder who is also the brother of the President and CEO of the Company. As at December 31, 2020 gross proceeds received are $47,000 and 313,333 shares (31,333 shares post reverse split) have been issued.

On June 15, 2020, the Company announced their decision to purchase the film “The Lunatic” from the President and CEO of the Company. The purchase price will be in the form of common shares and the number of shares will be set by an independent appraisal of the film expected to take place during the fourth quarter of 2021.

Management fees for the year ended December 31, 2020 represent charges from directors of $133,690 (December 31, 2019: $158,346). Accounts payable as at December 31, 2020 and December 31, 2019 include $254,922.41 and $211,698, respectively, due to the directors in connection with management fees.

As at December 31, 2020, all loans from related parties remain unpaid.

11. COMMITMENTS

On September 25, 2019, the Company entered into an agreement with a company who is to provide business advisory and consulting services to the Company for $100,000 per month. The initial term of the agreement was for a period beginning October 7, 2019 and ending November 6, 2019. At the end of each month, the contract shall renew for an additional month unless terminated prior to the 1st of that month. Either party may terminate the agreement prior to the expiration of the term upon written notice to the other party.

During the year ended December 31, 2020, the Company incurred $800,000 (2019: $nil) in business advisory and consulting services costs included in Consulting Expenses.

On September 15, 2020, the Company entered into a Termination Agreement effective January 31, 2020. Pursuant to the termination agreement, the Company will not be liable to make any payments subsequent to January 31, 2020, all prior payments would be deemed full and final for services under the agreement and any unpaid fees as of January 31, 2020 are deemed satisfied and paid in full, resulting in a gain on settlement of $955,000.

F-14

Fearless Films, Inc.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020 and 2019
(Expressed in US dollars)

11. COMMITMENTS (continued)

On May 11, 2020, the Company entered into an agreement with a company who is to assist with investor relations efforts aimed at increasing the investment community’s awareness of Fearless Films (OTC: FERL). Fees for these services are to be mutually agreed as and when services are provided, and the agreement will remain valid unless terminated prior to the 1st of any month. Either party may terminate the agreement upon written notice to the other party. As at December 31, 2020, the contract has not been terminated.

During the year ended December 31, 2020, the Company incurred $1,168,378 in investor relations costs included in professional fees.

12. INCOME TAXES

Income taxes

The provision for income taxes differs from the amounts which would be provided by applying a combined statutory income tax rates of approximately 21% for the years ended December 31, 2020 and December 31, 2019, as follows:

	Year ended December 31, 2020 $	Year ended December 31, 2019 $

Net income (loss) before income taxes	(1,207,909)	(646,904)
Expected income tax expense (recovery)	(313,692)	(143,500)
Non-deductible expenses	-	-
Change in valuation allowance	313,692	143,500

Deferred tax assets

	As at December 31, 2020 $	As at December 31, 2019 $

Non-capital loss carry forwards	(1,143,875)	(1,000,375)
Valuation allowance	1,143,875	1,000,375
	-	-

As of December 31, 2020, and December 31, 2019, the Company determined that a valuation allowance relating to above deferred tax asset of the Company was necessary. This determination was based largely on the negative evidence represented by the losses incurred. The Company decided not to recognize any deferred tax asset, as it is not more likely than not to be realized. Therefore, a valuation allowance of $1,143,875 and $1,000,375, for the years ended December 31, 2020 and December 31, 2019, respectively, was recorded to offset deferred tax assets.

F-15

Fearless Films, Inc.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020 and 2019
(Expressed in US dollars)

12. INCOME TAXES (continued)

Based on the recent change in corporation tax rates the Company calculated the deferred tax asset for the years ended December 31, 2020 and 2019 at 21% compared to the rate of 35% prior to the change in corporation tax rates for previous years.

As of December 31, 2020, and December 31, 2019, the Company has approximately $5,317,385 and $4,109,476, respectively, of non-capital losses available to offset future taxable income. For net operating losses arising after December 31, 2017, the 2017 Act limits a taxpayer’s ability to utilize net operating losses carry forwards to 80% of taxable income. In addition, net operating losses arising after 2017 can be carried forward indefinitely, but carry back is generally prohibited. Net operating losses generated in tax years beginning before January 1, 2018 will not be subject to the taxable income limitation. The 2017 Act would generally eliminate the carry back of all net operating losses arising in a tax year ending after 2017 and instead would permit all such net operating losses to be carried forward indefinitely.

As at December 31, 2020, the Company is in arrears on filing its statutory corporate income tax returns and the amounts presented above are based on estimates. The actual losses available could differ from these estimates.

13. SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to April 15, 2021, the date the consolidated financial statements were issued, pursuant to the requirements of ASC 855 and has determined the following material subsequent events:

On January 8, 2021 the Company entered into an agreement with SRAX, Inc. for the provision of Investor awareness services over a 12-month period. As compensation for the first 12 months, SRAX received 1,600,000 restricted shares. As at April 15, 2021 these shares had been issued.

The occurrence of the COVID-19 pandemic may negatively affect our business, financial condition and results of operations. We are in the early stages of developing our business plan of building a revenue-producing film service business and becoming an independent producer of television and movie content. Because our business is customer-driven, our revenue requirements will be reviewed and adjusted based on future revenues. Expenses associated with operating as a public company are included in management’s budget. The occurrence of an uncontrollable event such as the COVID-19 pandemic is likely to negatively affect our operations. A pandemic such as COVID-19 can result in social distancing, travel bans and quarantines, which can lead to limited access to customers, management, support staff, consultants and professional advisors. These, in turn, will not only impact our operations, financial condition and demand for our services and products, but our overall ability to react timely to mitigate the impact of the event. It may also substantially hamper our efforts to provide investors with timely information and our ability to comply with filing obligations with the SEC.

F-16

Fearless Films, Inc.

CONSOLIDATED BALANCE SHEETS

AS AT JUNE 30, 2021 (UNAUDITED) AND DECEMBER 31, 2020 (AUDITED)

(Expressed in US dollars)

	As at	As at
	June 30,	December 31,
	2021	2020
	$	$
ASSETS

Cash	5,007	39,036
Prepaid expenses [Note 10]	856,371	7,983
Total current assets	861,378	47,019

Intangible Assets [Note 5]	88,400	88,400
Total assets	949,778	135,419

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Liabilities
Accounts payable [Note 6]	494,901	357,971
Accrued liabilities	47,701	50,195
Loan payable [Note 7]	368,170	367,635
Total current liabilities	910,772	775,801
Total liabilities	910,772	775,801

Stockholders deficiency
Preferred stock, $0.001 par value, 20,000,000 authorized. 1,000,000 shares issued and outstanding as at March 31, 2021 and December 31, 2020 respectively [Note 8]	1,000	1,000
Common stock, $0.001 par value, 500,000,000 authorized, 33,895,157 and 32,295,157 shares issued and outstanding as at June 30, 2021 and December 31, 2020 respectively [Note 8]	33,895	32,295
Common stock to be issued [Note 8]	1,836,433	878,353
Additional paid-in-capital	3,869,088	3,598,688
Accumulated other comprehensive income	90,595	166,667
Accumulated deficit	(5,792,005)	(5,317,385)
Total stockholders deficiency	39,006	(640,382)
Total liabilities and stockholders deficiency	949,778	135,419

Going Concern [Note 3]

Subsequent events [Note 11]

See accompanying notes

F-17

Fearless Films, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

(Expressed in US dollars)

	Three months	Three months	Six months	Six months
	ended	ended	ended	ended
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020
	$	$	$	$

REVENUE	-	-	-	-

EXPENSES
General and administrative	100	716	2,962	2,124
Consulting Expenses [Note 10]	315,833	300,000	378,629	600,000
Management fees [Note 9]	14,964	39,781	29,992	79,129
Professional fees	41,981	644,974	90,396	692,274
Total operating expenses	372,878	985,471	501,979	1,373,527

(Loss) / Gain on settlement of payables [Note 8 & 10]	(85,000)	-	(37,000)	-
Interest Expense [Note 7]	(4,584)	(5,938)	(9,118)	(11,674)
Amortization of debt discount [Note 8]	-	(3,390)	-	(8,445)
Exchange (Loss) / Gain	40,058	2,162	73,477	3,279
Net (loss) income before income taxes	(422,404)	(992,637)	(474,620)	(1,390,367)

Income taxes	-	-	-	-
Net (loss) income	(422,404)	(992,637)	(474,620)	(1,390,367)

Foreign currency translation adjustment	(41,225)	(4,737)	(76,072)	(61)
Comprehensive (loss) income	(463,629)	(997,374)	(550,692)	(1,390,428)

(Loss) earnings per share - basic and diluted	(0.01)	(0.03)	(0.01)	(0.04)

Weighted average number of common shares - basic and diluted	33,895,157	31,654,331	33,638,803	31,654,331

See accompanying notes

F-18

Fearless Films, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY (UNAUDITED)

(Expressed in US dollars)

	Preference stock		Common stock		Common stock to be issued		Additional paid-in	Accumulated other comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	capital	income	deficit	Total
		$		$		$	$	$	$	$
As at December 31, 2019	1,000,000	1,000	31,655,005	31,655	-	-	2,861,700	396,853	(4,109,476)	(818,268)

Foreign currency translation	-	-	-	-	-	-	-	4,676	-	4,676
Net loss for the period	-	-	-	-	-	-	-	-	(397,730)	(397,730)
As at March 31, 2020	1,000,000	1,000	31,655,005	31,655	-	-	2,861,700	401,529	(4,507,206)	(1,211,322)

Share Subscription for cash	-	-	-	-	370,152	555,228	-	-	-	555,228
Foreign currency translation	-	-	-	-	-	-	-	(4,737)	-	(4,737)
Net loss for the period	-	-	-	-	-	-	-	-	(992,637)	(992,637)
As at June 30, 2020	1,000,000	1,000	31,655,005	31,655	370,152	555,228	2,861,700	396,792	(5,499,843)	(1,653,468)

Share Subscription for cash	-	-	370,152	370	108,435	162,652	554,858	-	-	717,880
Shares issued for acquisition of intangible assets	-	-	170,000	170	-	-	88,230	-	-	88,400
Shares issued for repayment of convertible notes	-	-	100,000	100	-	-	93,900	-	-	94,000
Foreign currency translation	-	-	-	-	-	-	-	(105,435)	-	(105,435)
Net loss for the period	-	-	-	-	-	-	-	-	192,671	192,671
As at September 30, 2020	1,000,000	1,000	32,295,157	32,295	478,587	717,880	3,598,688	291,357	(5,307,172)	(665,952)

Share Subscription for cash	-	-	-	-	106,982	160,473	-	-	-	160,473
Foreign currency translation	-	-	-	-	-	-	-	(124,690)	-	(124,690)
Net loss for the period	-	-	-	-	-	-	-	-	(10,213)	(10,213)
As at December 31, 2020	1,000,000	1,000	32,295,157	32,295	585,569	878,353	3,598,688	166,667	(5,317,385)	(640,382)

Share Subscription for cash	-	-	-	-	33,333	50,000	-	-	-	50,000
Shares issued for settlement of accounts payable	-	-	1,600,000	1,600	-	-	270,400	-	-	272,000
Foreign currency translation	-	-	-	-	-	-	-	(34,847)	-	(34,847)
Net loss for the period	-	-	-	-	-	-	-	-	(52,216)	(52,216)
As at March 31, 2021	1,000,000	1,000	33,895,157	33,895	618,902	928,353	3,869,088	131,820	(5,369,601)	(405,445)

Share Subscription for cash	-	-	-	-	53,870	8,080	-	-	-	8,080
Shares issued for settlement of accounts payable	-	-	-	-	5,000,000	900,000	-	-	-	900,000
Foreign currency translation	-	-	-	-	-	-	-	(41,225)	-	(41,225)
Net loss for the period	-	-	-	-	-	-	-	-	(422,404)	(422,404)
As at June 30, 2021	1,000,000	1,000	33,895,157	33,895	5,672,772	1,836,433	3,869,088	90,595	(5,792,005)	39,006

See accompanying notes

F-19

Fearless Films, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Expressed in US dollars)

	Six Months	Six Months
	ended	ended
	June 30,	June 30,
	2021	2020
	$	$

OPERATING ACTIVITIES
Net (loss) income	(474,620)	(1,390,367)

Adjustments to reconcile net income (loss) to net cash used in operations:
Loss/(Gain) on settlement of accounts payable	37,000	-
Amortization of debt discount	-	8,445

Changes in operating assets and liabilities:
Prepaid expenses	(848,170)	(6,624)
Accounts payable	1,270,453	807,971
Accrued liabilities	(3,115)	3,566
Cash used in operating activities	(18,452)	(577,009)

FINANCING ACTIVITIES
Issue of Shares for cash	58,080	555,228
Proceeds from Loans Payable	-	28,000
Cash provided by financing activities	58,080	583,228

Net increase (decrease) in cash during the period	39,628	6,219

Effect of foreign currency translation	(73,657)	(3,297)

Cash at beginning	39,036	2,779
Cash at end	5,007	5,701

Additional cash flow information
Interest paid	-	-
Taxes paid	-	-

See accompanying notes

F-20

Fearless Films, Inc.

Notes to Consolidated Financial Statements

For the three months ended June 30, 2021 and 2020 (Unaudited)

(Expressed in US dollars)

1. NATURE OF OPERATIONS

Fearless Films, Inc. (the “Company “) was incorporated in the State of Nevada as MYG Corp. on July 06, 2000. The Company changed its name from time to time and its latest name change was from Paw4mance Pet Products International, Inc. to Fearless Films, Inc. effective from November 19, 2014.

Pursuant to Share Exchange Agreement dated August 5, 2014 and its subsequent amendments effective from that date, the Company acquired 100% of the issued and outstanding shares of a Canadian based entity, Fearless Films Inc. (“Fearless”) in exchange for 1,000,000 Preferred Shares and 30,000,000 Common Shares of the Company. As a result of the Share Exchange, Fearless is now a wholly-owned subsidiary of the Company. This transaction was accounted for as a reverse merger. Consequently, the assets and liabilities and the historical operations reflected in the consolidated financial statements for the periods prior to August 5, 2014 are those of Fearless and are recorded at the historical cost basis. After August 5, 2014, the Company’s consolidated financial statements include the assets and liabilities of both Fearless and the Company and the historical operations of both after that date as one entity. Fearless was incorporated on January 23, 2008 under the laws of the Province of Ontario, Canada. The Company is engaged in providing post production facilities and services and on-site and off-site off-line suites for television series and feature films. Both the Companies did not have any revenue since inception, as these were primarily engaged in the business development activities.

Pursuant to Share Exchange Agreement as explained above, the Company also effected a reverse split of its common stock by 1 share for 1,000 shares.

On October 26, 2020 the Company approved a reverse stock split of its issued and outstanding shares of common stock on a one share for 10 shares (1:10) basis. The reverse stock split was effected on December 8, 2020 with no change in par value. As a result of reverse stock split, the issued and outstanding common stock shares decreased to 32,295,157.

2. BASIS OF PRESENTATION, MEASUREMENT AND CONSOLIDATION

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in United States dollars (“USD”).

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair statement of the financial position, results of operations and cash flows for the six months ended June 30, 2021 and 2020 have been included. Operating results for the six months ended June 30, 2021 are not necessarily indicative of the results to be expected for any subsequent interim period or for the year ending December 31, 2021.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Fearless. Significant intercompany accounts and transactions have been eliminated. The financial statements should be read in conjunction with the financial statements for the year ended December 31, 2020.

3. GOING CONCERN

The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred recurring losses from operations and as at June 30, 2021 and December 31, 2020 and had a working capital deficiency of $49,394 and $728,782 respectively and an accumulated deficit of $5,792,005 and $5,317,385, respectively. Management anticipates the Company will attain profitable status and improve its liquidity through continued business development and additional debt or equity investment in the Company. Management is pursuing various sources of financing.

F-21

Fearless Films, Inc.

Notes to Consolidated Financial Statements

For the three months ended June 30, 2021 and 2020 (Unaudited)

(Expressed in US dollars)

3. GOING CONCERN (continued)

The Company’s continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance that the necessary debt or equity financing will be available or will be available on terms acceptable to the Company, in which case there may be substantial doubt that the Company will be able to meet its obligations. Should the Company be unable to realize its assets and discharge its liabilities in the normal course of business, the net realizable value of its assets may be materially less than the amounts recorded in the consolidated financial statements. The consolidated financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary should the Company be unable to continue in existence.

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Cash includes cash on hand and balances with banks.

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Areas involving significant estimates and assumptions include, fair value of stock options or services offered, deferred income tax assets and related valuation allowance, and accruals. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Earnings (Loss) Per Share

The Company has adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 260-10 which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Diluted earnings per share exclude all potentially dilutive shares if their effect is anti-dilutive. Series A are convertible into common, and potentially dilutive.

Foreign Currency Translation

The functional currency of the parent Company is United States dollar and the functional currency of the subsidiary is Canadian dollar. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities are translated using the historical rate on the date of the transaction. All exchange gains or losses arising from translation of these foreign currency transactions are included in net loss for the year. In translating the financial statements of the Company’s Canadian subsidiary from its functional currency into the Company’s reporting currency of United States dollars, balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using an average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in accumulated other comprehensive

F-22

Fearless Films, Inc.

Notes to Consolidated Financial Statements

For the three months ended June 30, 2021 and 2020 (Unaudited)

(Expressed in US dollars)

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

income (loss) in stockholders’ equity. The Company has not, to the date of these consolidated financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred. During the three and six months ended June 30, 2021 the Company incurred $nil and $2,397 respectively (2020: $288 and $940 respectively) in advertising and marketing costs included in General and Administrative costs.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). This standard provides a single set of guidelines for revenue recognition to be used across all industries and requires additional disclosures. The updated guidance introduces a five-step model to achieve its core principle of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted the updated guidance effective January 1, 2018 using the full retrospective method.

Under ASC 606, in order to recognize revenue, the Company is required to identify an approved contract with commitments to preform respective obligations, identify rights of each party in the transaction regarding goods to be transferred, identify the payment terms for the goods transferred, verify that the contract has commercial substance and verify that collection of substantially all consideration is probable. The adoption of ASC 606 did not have an impact on the Company’s operations or cash flows since the Company has not started earning any revenue.

Fair Value of Financial Instruments

ASC 820 defines fair value, establishes a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

●Level 1 – Valuation based on quoted market prices in active markets for identical assets or liabilities.
●Level 2 – Valuation based on quoted market prices for similar assets and liabilities in active markets.
●Level 3 – Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

F-23

Fearless Films, Inc.

Notes to Consolidated Financial Statements

For the three months ended June 30, 2021 and 2020 (Unaudited)

(Expressed in US dollars)

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments or interest rates that are comparable to market rates.

These financial instruments include cash and accounts payable. The Company’s cash, which is carried at fair value, is classified as a Level 1 financial instrument. The Company’s bank accounts are maintained with financial institutions of reputable credit, therefore, bear minimal credit risk.

Intangible Assets

Intangible assets are initially valued at fair value using generally accepted valuation methods appropriate for the type of intangible asset. Intangible assets with definite lives are amortized over their estimated useful lives and are reviewed for impairment if indicators of impairment arise. Intangible assets with indefinite lives are tested for impairment within one year of acquisitions or annually and whenever indicators of impairment exist. The fair value of intangible assets are compared with their carrying values, and an impairment loss would be recognized for the amount by which the carrying amount exceeds its fair value. The Company considers the intangibles acquired as assets with indefinite life and so not amortized.

Convertible Notes Payable

The Company accounted for conversion options embedded in convertible notes in accordance with ASC 815. ASC 815 generally requires companies to bifurcate conversion options embedded in convertible notes from their host instruments and to account for them as free-standing derivative financial instruments. ASC 815 provides for an exception to this rule when convertible notes, as host instruments, are deemed to be conventional, as defined by ASC 815-40.

The Company accounts for convertible notes deemed conventional and conversion options embedded in non-conventional convertible notes which qualify as equity under ASC 815, in accordance with the provisions of ASC 470-20, which provides guidance on accounting for convertible securities with beneficial conversion features. Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt.

Stock Based Compensation

The Company accounts for share-based payments in accordance with the provision of ASC 718, which requires that all share-based payments issued to acquire goods or services, including grants of employee stock options, be recognized in the consolidated statement of operations based on their fair values, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Compensation expense related to share-based awards is recognized over the requisite service period, which is generally the vesting period.

The Company accounts for stock-based compensation awards issued to non-employees for services, as prescribed by ASC 718-10, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the guidelines in ASC 718. The Company issues compensatory shares for services including, but not limited to, executive, management, accounting, operations, corporate communication, financial and administrative consulting services.

F-24

Fearless Films, Inc.

Notes to Consolidated Financial Statements

For the three months ended June 30, 2021 and 2020 (Unaudited)

(Expressed in US dollars)

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements

In August 2018, the FASB issued ASU 2018-13, “Changes to Disclosure Requirements for Fair Value Measurements”, which will improve the effectiveness of disclosure requirements for recurring and nonrecurring fair value measurements. The standard removes, modifies, and adds certain disclosure requirements, and is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company has adopted this pronouncement effective January 1, 2020 with no material impact for the Company on the consolidated financial statements given no fair value measurements at this time.

In June 2018, the FASB issued an accounting pronouncement (FASB ASU 2018-07) to expand the scope of ASC Topic 718, Compensation - Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. The Company has adopted this pronouncement effective January 1, 2019 with no material impact for the Company on the consolidated financial statements given no outstanding equity awards.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets. This Update is intended to improve financial reporting by requiring timelier recording of credit losses on loans and other financial instruments held by financial institutions and other organizations. The underlying premise of the Update is that financial assets measured at amortized cost should be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The allowance for credit losses should reflect management’s current estimate of credit losses that are expected to occur over the remaining life of a financial asset. The income statement will be affected for the measurement of credit losses for newly recognized financial assets, as well as the expected increases or decreases of expected credit losses that have taken place during the period. The new standard is effective for fiscal years and interim periods within those years beginning after December 15, 2022

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This guidance revises the accounting related to leases by requiring lessees to recognize a lease liability and a right-of-use asset for all leases. The new lease guidance also simplifies the accounting for sale and leaseback transactions. This ASU is effective for annual reporting periods beginning after December 15, 2018 and early adoption is permitted. The Company is an emerging growth company and, under the optional 1-year deferral, the Company has adopted this pronouncement effective January 1, 2020 with no material impact for the Company on the consolidated financial statements given no leases at this time.

5. INTANGIBLE ASSETS

Intangible assets were comprised of the following at:

	June 30, 2021	December 31, 2020
	$	$

Rights to an online film marketplace	52,000	52,000
Rights and interests in Films	20,800	20,800
Film Scripts	15,600	15,600

Net carrying value	88,400	88,400

All intangible assets are considered to be indefinite life assets and not amortized.

F-25

Fearless Films, Inc.

Notes to Consolidated Financial Statements

For the three months ended June 30, 2021 and 2020 (Unaudited)

(Expressed in US dollars)

6. ACCOUNTS PAYABLE

As at June 30, 2021, total accounts payable include $39,586 payable to directors of the Company.

7. LOANS PAYABLE

During the six months ended June 30, 2021, the Company entered into loan agreements with third parties and shareholders and raised in total gross proceeds of $nil (2020: $28,000).

All loans are unsecured, interest free and repayable on demand within 180 days of written notice of such demand. Implied interest at the rate of 5% per annum has been accrued on all loans outstanding as of June 30, 2021.

As at June 30, 2021, accrued liabilities include implied interest on loans payable of $36,529.

8. STOCKHOLDERS’ DEFICIENCY

Share Exchange Agreement

As explained in Note 1 to the consolidated financial statements, on August 5, 2014 the Company acquired 100% of the issued and outstanding shares of Fearless Films Inc. (“Fearless”) in exchange for 1,000,000 Preferred Shares and 30,000,000 Common Shares of the Company. As a result, Fearless became a wholly owned subsidiary of the Company.

Authorized stock

The Company is authorized to issue 500,000,000 common shares with a par value of $0.001 and 20,000,000 preferred shares with a par value of $0.001.

Common Stock

As explained in Note 1 to the consolidated financial statements, on September 23, 2014, the Board of Directors and stockholders of the Company approved a Certificate of Amendment to its Articles of Incorporation for a 1:1000 Reverse split of its Common Stock with shares rounded up to the nearest whole number. The Reverse split solely effected the issued and outstanding Common Stock and did not have any effect on the Authorized Common Stock. As a result of the Reverse split, the issued and outstanding Common Stock of the Company decreased from 155,085,275 shares prior to the Reverse split to 155,289 shares following the Reverse split.

As explained in Note 1 to the consolidated financial statements, on October 26, 2020, the Board of Directors and stockholders of the Company approved a Certificate of Amendment to its Articles of Incorporation for a 1:10 Reverse split of its Common Stock with shares rounded up to the nearest whole number. The Reverse split solely effected the issued and outstanding Common Stock and did not have any effect on the Authorized Common Stock. As a result of the Reverse split, the issued and outstanding Common Stock of the Company decreased from 322,944,837 shares prior to the Reverse split to 32,295,157 shares following the Reverse split and $290,649 was reclassified from Common Stock to Additional Paid-In Capital.

On June 1, 2020, the Company entered into private placement agreements with shareholders for issue of 666,667 shares at a price of $1.50 per common share for a total of $1,000,000 gross proceeds. As at June 30, 2021 gross proceeds received are $652,923. As at June 30, 2021, 337,900 shares have been issued and 97,382 shares are included in common stock to be issued.

F-26

Fearless Films, Inc.

Notes to Consolidated Financial Statements

For the three months ended June 30, 2021 and 2020 (Unaudited)

(Expressed in US dollars)

8. STOCKHOLDERS’ DEFICIENCY (continued)

On June 15, 2020, the Company announced their decision to purchase the film “The Lunatic” from the President and CEO of the operating subsidiary. The purchase price will be in the form of common shares and the number of shares will be set by an independent appraisal of the film expected to take place during the fourth quarter of 2021.

On June 17, 2020, the Company announced the acquisition of FilmOla.com, a website for aficionados of film and which can provide a platform for distribution for the Company’s media properties. Payment for this acquisition was in the form of 100,000 common shares of the Company. As at June 30, 2021, these shares have been issued and fair valued at $52,000 based on market price at the time of issue and included in intangible assets.

On June 24, 2020, the Company announced the acquisition of rights to the film, Only Minutes, an addition to the company’s growing library of media titles. Payment for this acquisition was in the form of 20,000 common shares of the Company. As at June 30, 2021, these shares have been issued and fair valued at $10,400 based on market price at the time of issue and included in intangible assets.

On July 1, 2020, the Company entered into private placement agreements with shareholders for issue of 333,333 shares at a price of $1.50 per common share for a total of $500,000 gross proceeds. As at June 30, 2021 gross proceeds received are $396,615 and the respective 264,410 are included in common stock to be issued.

On July 1, 2020, the Company entered into a private placement agreement with a third party for issue of 333,333 shares at a price of $1.50 per common share for a total of $500,000 gross proceeds of. As at June 30, 2021 gross proceeds received are $434,043. As at June 30, 2021, 32,252 shares have been issued and 257,110 shares are included in common stock to be issued.

On July 28, 2020, the Company announced the acquisition of rights to the film, In the Lair, an addition to the company’s growing library of media titles. Payment for this acquisition was in the form of 20,000 common shares of the Company. As at June 30, 2021, these shares have been issued and fair valued at $10,400 based on market price at the time of issue and included in intangible assets.

On August 24, 2020, the Company announced the acquisition of film script Dead Bounty, another significant addition to the company’s growing portfolio of films and intellectual property. Payment for this acquisition was in the form of 30,000 common shares of the Company. As at June 30, 2021, these shares have been issued and fair valued at $15,600 based on market price at the time of issue and included in intangible assets.

On January 30, 2021, the Company issued 1,600,000 shares of common stock with a fair value of $272,000 to settle an accounts payable $320,000, resulting in a gain of $48,000. The fair value of the common stock was determined based on the closing price of the Company’s common stock on the date of issuance (Note 10).

On May 3, 2021, the Company authorised to issue 5,000,000 shares of common stock with a fair value of $900,000 to settle an accounts payable of $815,000, resulting in a loss of $85,000. The fair value of the common stock was determined based on the closing price of the Company’s common stock on the date of settlement. As at June 30, 2021, these shares have not been issued and included in common stock to be issued. (Note 10).

On June 1, 2021, the Company entered into a private placement agreement with a third party for issue of 666,667 shares at a price of $0.15 per common share for a total of $100,000 gross proceeds. As at June 30, 2021 gross proceeds received are $8,080. As at June 30, 2021, these shares have not been issued and are included in common stock to be issued.

F-27

Fearless Films, Inc.

Notes to Consolidated Financial Statements

For the three months ended June 30, 2021 and 2020 (Unaudited)

(Expressed in US dollars)

8. STOCKHOLDERS’ DEFICIENCY (continued)

As at June 30, 2021, the Company has 33,895,157 (December 31, 2020: 32,295,157) shares issued and outstanding common stock (comprising 22,400,419 restricted stock and 11,494,738 unrestricted stock).

Preference Stock

On June 25, 2014, the Board of Directors authorized the following designations for the class of 20,000,000 Preference Shares of the Company of $ 0.001 par value per share:

●10,000,000 Shares shall be designated “Series A”

Each Preference Share of Series A shall have 100 votes over that of each Common share and shall have rights convertible to 10 Common Shares.

●10,000,000 Shares shall be designated “Series B”

Each Preference Share of Series B shall have no voting rights or power and shall have rights convertible to 10 Common Shares

On August 5, 2014, the Company issued 1,000,000 Preference Stock Series “A” pursuant to Share Exchange Agreement.

As at June 30, 2021 and December 31, 2020, the Company has 1,000,000 outstanding restricted Preference Stock.

9. RELATED PARTY TRANSACTIONS AND BALANCES

The Company’s transactions with related parties were carried out on normal commercial terms and in the course of the Company’s business. Other than those disclosed elsewhere in the financial statements, the related party transactions and balances are as follows:

On January 1, 2019, the Company entered into a consulting agreement with a shareholder. Pursuant to this agreement, the compensation is $5,000 per month and the duration of the agreement is open until terminated by either party. These fees are included in the Management Fees.

During the year ended December 31, 2019, the Company entered into loan agreements for $184,000 with a shareholder who is also the brother of the President and CEO of the Company. Pursuant to the loan agreement, the loan is unsecured, interest free and repayable on demand within 180 days of written notice of such demand.

On January 1, 2020, the Company entered into a loan agreement for $28,000 with a shareholder who is also the brother of the President and CEO of the Company. Pursuant to the loan agreement, the loan is unsecured, interest free and repayable on demand within 180 days of written notice of such demand.

On June 1, 2020, the Company entered into a share subscription agreement for 233,333 shares of the Company at $1.50 per share for a total of $350,000, with a shareholder who is also the brother of the President and CEO of the Company. As at June 30, 2021 gross proceeds received are $62,000. As at June 30, 2021, 31,333 shares have been issued and 10,000 shares are included in common stock to be issued.

On June 15, 2020, the Company announced their decision to purchase the film “The Lunatic” from the President and CEO of the Company. The purchase price will be in the form of common shares and the number of shares will be set by an independent appraisal of the film expected to take place during the fourth quarter of 2021.

F-28

Fearless Films, Inc.

Notes to Consolidated Financial Statements

For the three months ended June 30, 2021 and 2020 (Unaudited)

(Expressed in US dollars)

9. RELATED PARTY TRANSACTIONS AND BALANCES (continued)

Management fees for the three and six months ended June 30, 2021 represent charges from directors of $14,964 and $29,992 respectively (2020: $39,781 and $79,129 respectively). Accounts payable as at June 30, 2021 and December 31, 2020 include $39,586 and $254,922, respectively, due to the directors in connection with management fees.

As at June 30, 2021, all loans from related parties remain unpaid.

10. COMMITMENTS

On May 11, 2020, the Company entered into an agreement with a company who is to assist with investor relations efforts aimed at increasing the investment community’s awareness of Fearless Films (OTC: FERL). Fees for these services are to be mutually agreed as and when services are provided, and the agreement will remain valid unless terminated prior to the 1st of any month. Either party may terminate the agreement upon written notice to the other party. As at June 30, 2021, the contract has not been terminated.

On January 8, 2021, the Company entered into an agreement with a company for consulting services and to gain access to a premier investor intelligence and communications platform built to track shareholders’ behaviors and trends and manage investor outreach. Initial term of the agreement is one year and will automatically renew on a month-to-month basis after the first year until either party gives the other party written notice of non-renewal at least 30 days prior to the expiration of the then-current term “Renewal Term”. Pursuant to the agreement, fees for the first year were $320,000 to be paid on effective date of agreement. Additional Fees may be assessed if the Depository Trust Company (“DTC”) or Non-Objecting Beneficial Owner (“NOBO”) lists exceed 5,000 Stakeholders or the frequency of the imports exceeds once per calendar week for DTC and once per calendar month for NOBO. During the three and six months ended June 30, 2021, $80,000 and $142,796 respectively (2020: $nil and $nil respectively) were included in consulting expenses. As at June 30, 2021, $177,204 was included in prepaid expenses and is to be expensed out over the period to January 21, 2022.

On January 30, 2021, the Company issued 1,600,000 common stock shares in settlement of the first-year fees of $320,000. At date of issue, the shares were fair valued at $272,000 resulting in a gain of $48,000. The fair value of the common stock was determined based on the closing price of the Company’s common stock on the date of issuance.

On March 23, 2021, the Company entered into an agreement with a company who is to assist with investor relations efforts aimed at increasing the investment community’s awareness of Fearless Films (OTC: FERL). Fees for these services are to be $100,000 per month and the agreement will remain valid unless terminated prior to the 1st of any month. Either party may terminate the agreement upon written notice to the other party. On May 3, 2021, the Company re-negotiated the fees of $100,000 per month and agreed to pay $815,000 for the next 12 months from May 1, 2021 to May 1, 2022. During the three and six months ended June 30, 2021, $235,833 and $235,833 respectively (2020: $nil and $nil respectively) were included in consulting expenses. As at June 30, 2021, $679,167 was included in prepaid expenses and is to be expensed out over the period to May 1, 2020.

On May 3, 2021, the Company authorized to issue 5,000,000 common stock shares in settlement of the first-year fees of $815,000. At date of settlement, the shares were fair valued at $900,000 resulting in a loss of $85,000. The fair value of the common stock was determined based on the closing price of the Company’s common stock on the date of settlement.

F-29

Fearless Films, Inc.

Notes to Consolidated Financial Statements

For the three months ended June 30, 2021 and 2020 (Unaudited)

(Expressed in US dollars)

11. SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to July 29, 2021, the date the consolidated financial statements were issued, pursuant to the requirements of ASC 855 and has determined the following material subsequent events:

During July 2020, pursuant to the private placement agreements signed in June 2021, the Company received gross proceeds of $7,716. As of July 29, 2021, no shares have yet been issued.

The occurrence of the COVID-19 pandemic may negatively affect our business, financial condition and results of operations. We are in the early stages of developing our business plan of building a revenue-producing film service business and becoming an independent producer of television and movie content. Because our business is customer driven, our revenue requirements will be reviewed and adjusted based on future revenues. Expenses associated with operating as a public company are included in management’s budget. The occurrence of an uncontrollable event such as the COVID-19 pandemic is likely to negatively affect our operations. A pandemic such as COVID-19 can result in social distancing, travel bans and quarantines, which can lead to limited access to customers, management, support staff, consultants and professional advisors. These, in turn, will not only impact our operations, financial condition and demand for our services and products, but our overall ability to react timely to mitigate the impact of the event. It may also substantially hamper our efforts to provide investors with timely information and our ability to comply with filing obligations with the SEC.

F-30

FEARLESS FILMS, INC.

Best Efforts Offering of up to 142,857,143 Units

Maximum Amount: $10,000,000

PRELIMINARY OFFERING CIRCULAR

Subject to Completion

_________________, 202__

PART III–EXHIBITS

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Exhibit Name	Previously Filed and Incorporated by Reference Herein:
1.1*	Broker-Dealer Agreement, dated October 25, 2021, between Fearless Films, Inc. and Dalmore Group. LLC	—
2.1	Articles of Incorporation (Nevada)	Exhibit 3.1 to Form S-1 filed on October 12, 2018
2.2	Amendments to Articles of Incorporation	Exhibit 3.2 to Form S-1 filed on October 12, 2018
2.3*	Amended Series B Preferred Stock Certificate of Designation	—
2.4	Bylaws	Exhibit 3.3 to Form S-1 filed on October 12, 2018
3.1	Instrument defining security holder rights–Specimen Stock Certificate	Exhibit 4.1 to Form S-1 filed on October 12, 2018
3.2*	Form of Warrant	—
4.1*	Form of Subscription Agreement	—
6.1	Consulting Agreement with Victor Altomare	Exhibit 10.4 to Form S-1/A filed on May 3, 2019
6.2	Equity Purchase Agreement with Crown Bridge Partners, LLC	Exhibit 10.5 to Form S-1 filed on February 3, 2020
6.3	Registration Rights Agreement with Crown Bridge Partners, LLC	Exhibit 10.5 to Form S-1 filed on February 3, 2020
10.1*	Power of Attorney	Included on Signature page hereto.
11.1*	Consent of Auditor	—
11.2*	Consent of Carmel, Milazzo & Feil LLP	Included in Exhibit 12.1
12.1*	Legal Opinion of Carmel, Milazzo & Feil LLP	—

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Province of Ontario, Canada on November 2, 2021.

FEARLESS FILMS, INC.

By:	/s/ Victor Altomare
Victor Altomare
Chairman of the Board, Chief Executive Officer, President and Interim Chief Financial Officer
(Principal Executive Officer)
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Victor Altomare as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A Offering Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Title:	Date:

/s/ Victor Altomare	Chairman of the Board, Chief Executive Officer,	November 2, 2021
Victor Altomare	President and Interim Chief Financial Officer (Principal Executive Officer) (Principal Financial and Accounting Officer)

/s/ Robert Davi	Director	November 2, 2021
Robert Davi

/s/ Eugene Gelsomino	Director	November 2, 2021
Eugene Gelsomino

/s/ Goran Kalezic	Director	November 2, 2021
Goran Kalezic

III-2